Exhibit 99.1

FELCOR LODGING TRUST INCORPORATED and

FELCOR LODGING LIMITED PARTNERSHIP

All other schedules are omitted because they are not required or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

FelCor Lodging Trust Incorporated

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of equity, and of cash flows present fairly, in all material respects, the financial position of FelCor Lodging Trust Incorporated and its subsidiaries at December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 9 to the consolidated financial statements, the Company changed the presentation of certain deferred financing costs.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 24, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors of FelCor Lodging Trust Incorporated

and the Partners of FelCor Lodging Limited Partnership

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of partners’ capital, and of cash flows present fairly, in all material respects, the financial position of FelCor Lodging Limited Partnership and its subsidiaries at December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 9 to the consolidated financial statements, the Company changed the presentation of certain deferred financing costs.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 24, 2017

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

(in thousands)

	2016	2015
Assets
Investment in hotels, net of accumulated depreciation of $932,886 and $899,575 at December 31, 2016 and 2015, respectively	$1,566,823	$1,729,531
Investment in unconsolidated entities	8,312	9,575
Cash and cash equivalents	47,317	59,786
Restricted cash	19,491	17,702
Accounts receivable, net of allowance for doubtful accounts of $177 and $204 at December 31, 2016 and 2015, respectively	42,080	28,136
Deferred expenses, net of accumulated amortization of $2,959 and $1,086 at December 31, 2016 and 2015, respectively	4,527	6,390
Other assets	18,542	14,792
Total assets	$1,707,092	$1,865,912
Liabilities and Equity
Debt, net of unamortized debt issuance costs of $15,967 and $18,065 at December 31, 2016 and 2015, respectively	$1,338,326	$1,409,889
Distributions payable	14,858	15,140
Accrued expenses and other liabilities	116,437	125,274
Total liabilities	1,469,621	1,550,303
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 610 and 611 units issued and outstanding at December 31, 2016 and 2015, respectively	4,888	4,464
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at December 31, 2016 and 2015	309,337	309,337
Common stock, $0.01 par value, 200,000 shares authorized; 137,990 and 141,808 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,380	1,418
Additional paid-in capital	2,576,988	2,567,515
Accumulated deficit	(2,706,408)	(2,618,117)
Total FelCor stockholders’ equity	181,297	260,153
Noncontrolling interests in other partnerships	7,503	7,806
Preferred equity in consolidated joint venture, liquidation value of $44,667 and $43,954 at December 31, 2016 and 2015, respectively	43,783	43,186
Total equity	232,583	311,145
Total liabilities and equity	$1,707,092	$1,865,912

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands, except per share data)

	2016	2015	2014
Revenues:
Hotel operating revenue	$862,818	$878,371	$917,981
Other revenue	4,136	7,883	3,606
Total revenues	866,954	886,254	921,587
Expenses:
Hotel departmental expenses	306,050	313,141	331,876
Other property-related costs	212,180	223,546	238,170
Management and franchise fees	32,935	35,572	36,067
Taxes, insurance and lease expense	57,317	59,207	84,266
Corporate expenses	27,037	27,283	29,585
Depreciation and amortization	114,054	114,452	115,819
Impairment	26,459	20,861	—
Other expenses	12,740	12,479	17,952
Total operating expenses	788,772	806,541	853,735
Operating income	78,182	79,713	67,852
Interest expense, net	(78,182)	(79,118)	(90,695)
Debt extinguishment	—	(30,909)	(4,770)
Gain on sale of investment in unconsolidated entities, net	—	—	30,176
Gain from remeasurement of unconsolidated entities, net	—	—	20,737
Other gains, net	342	166	100
Income (loss) before equity in income from unconsolidated entities	342	(30,148)	23,400
Equity in income from unconsolidated entities	1,533	7,833	5,010
Income (loss) from continuing operations before income tax expense	1,875	(22,315)	28,410
Income tax expense	(873)	(1,245)	(660)
Income (loss) from continuing operations	1,002	(23,560)	27,750
Income (loss) from discontinued operations	(3,131)	669	(360)
Income (loss) before gain on sale of hotels	(2,129)	(22,891)	27,390
Gain on sale of hotels, net	6,322	19,426	66,762
Net income (loss)	4,193	(3,465)	94,152
Net loss (income) attributable to noncontrolling interests in other partnerships	673	(4,157)	(697)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	93	194	(137)
Preferred distributions - consolidated joint venture	(1,461)	(1,437)	(1,219)
Net income (loss) attributable to FelCor	3,498	(8,865)	92,099
Preferred dividends	(25,115)	(30,138)	(38,712)
Redemption of preferred stock	—	(6,096)	—
Net income (loss) attributable to FelCor common stockholders	$(21,617)	$(45,099)	$53,387
Basic and diluted per common share data:
Income (loss) from continuing operations	$(0.13)	$(0.33)	$0.43
Net income (loss)	$(0.16)	$(0.33)	$0.43
Basic weighted average common shares outstanding	138,128	137,730	124,158
Diluted weighted average common shares outstanding	138,128	137,730	124,892

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	2016	2015	2014
Net income (loss)	$4,193	$(3,465)	$94,152
Foreign currency translation adjustment	—	—	(490)
Reclassification of foreign currency translation to gain	—	—	(24,448)
Comprehensive income (loss)	4,193	(3,465)	69,214
Comprehensive loss (income) attributable to noncontrolling interests in other partnerships	673	(4,157)	(697)
Comprehensive loss (income) attributable to redeemable noncontrolling interests in FelCor LP	93	194	(136)
Preferred distributions - consolidated joint venture	(1,461)	(1,437)	(1,219)
Comprehensive income (loss) attributable to FelCor	$3,498	$(8,865)	$67,162

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	Preferred Stock		Common Stock			Accumulated		Noncontrolling	Preferred Equity in
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Interests in Other Partnerships	Consolidated Joint Venture	Comprehensive Income	Total Equity
Balance at December 31, 2013	12,948	$478,774	124,051	$1,240	$2,354,328	$24,937	$(2,568,350)	$23,301	—		$314,230
Conversion of preferred stock into common stock	(1)	(25)	—	—	25	—	—	—	—		—
Issuance of stock awards	—	—	864	9	(9)	—	—	—	—		—
Stock awards - amortization and severance	—	—	—	—	4,319	—	—	—	—		4,319
Stock compensation shares withheld	—	—	(316)	(3)	—	—	(3,114)	—	—		(3,117)
Conversion of operating partnership units into common shares	—	—	6	—	56	—	—	—	—		56
Allocation to redeemable noncontrolling interests	—	—	—	—	(1,545)	—	—	—	—		(1,545)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	6,375	—		6,375
Distribution to noncontrolling interests	—	—	—	—	—	—	—	(9,596)	—		(9,596)
Acquisition of noncontrolling interest	—	—	—	—	(3,508)	—	—	(2,342)	—		(5,850)
Dividends declared:
$0.10 per common share	—	—	—	—	—	—	(12,594)	—	—		(12,594)
$1.95 per Series A preferred share	—	—	—	—	—	—	(25,116)	—	—		(25,116)
$2.00 per Series C depositary preferred share	—	—	—	—	—	—	(13,596)	—	—		(13,596)
Preferred distributions - consolidated joint venture	—	—	—	—	—	—	—	—	(1,219)		(1,219)
Issuance of preferred equity - consolidated joint venture	—	—	—	—	—	—	—	—	41,442		41,442
Comprehensive income (attributable to FelCor and noncontrolling interests in other partnerships):
Foreign exchange translation	—	—	—	—	—	(489)	—	—	—	$(489)
Reclassification of foreign currency translation to gain	—	—	—	—	—	(24,448)	—	—	—	(24,448)
Net income	—	—	—	—	—	—	92,099	697	1,219	94,015
Comprehensive income										$69,078	69,078
Balance at December 31, 2014	12,947	$478,749	124,605	$1,246	$2,353,666	$—	$(2,530,671)	$18,435	$41,442		$362,867

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY - (continued)

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	Preferred Stock		Common Stock			Accumulated		Noncontrolling	Preferred Equity in
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Interests in Other Partnerships	Consolidated Joint Venture	Comprehensive Loss	Total Equity
Balance at December 31, 2014	12,947	$478,749	124,605	$1,246	$2,353,666	$—	$(2,530,671)	$18,435	$41,442		$362,867
Issuance of common stock	—	—	18,400	184	198,464	—	—	—			198,648
Issuance of stock awards	—	—	1,050	11	727	—	—	—	—		738
Repurchase of common stock	—	—	(1,971)	(20)	—	—	(14,342)	—	—		(14,362)
Stock awards - amortization and severance	—	—	—	—	7,271	—	—	—	—		7,271
Stock compensation shares withheld	—	—	(276)	(3)	—	—	(2,051)	—	—		(2,054)
Redemption of Series C preferred stock	(68)	(169,412)	—	—	5,522	—	(6,096)	—	—		(169,986)
Allocation to redeemable noncontrolling interests	—	—	—	—	1,865	—	—	—	—		1,865
Contributions from noncontrolling interests	—	—	—	—	—	—	—	2,809	—		2,809
Distribution to noncontrolling interests	—	—	—	—	—	—	—	(17,595)	—		(17,595)
Dividends declared:
$0.18 per common share	—	—	—	—	—	—	(25,954)	—	—		(25,954)
$1.95 per Series A preferred share	—	—	—	—	—	—	(25,115)	—	—		(25,115)
$2.00 per Series C depositary preferred share	—	—	—	—	—	—	(5,023)	—	—		(5,023)
Preferred distributions - consolidated joint venture	—	—	—	—	—	—	—	—	(1,437)		(1,437)
Issuance of preferred equity - consolidated joint venture	—	—	—	—	—	—	—	—	1,744		1,744
Comprehensive loss (attributable to FelCor and noncontrolling interests in other partnerships):
Net income (loss)	—	—	—	—	—	—	(8,865)	4,157	1,437	$(3,271)
Comprehensive loss										$(3,271)	(3,271)
Balance at December 31, 2015	12,879	$309,337	141,808	$1,418	$2,567,515	$—	$(2,618,117)	$7,806	$43,186		$311,145

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY - (continued)

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	Preferred Stock		Common Stock			Accumulated		Noncontrolling	Preferred Equity in
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Other Comprehensive Income (Loss)	Accumulated Deficit	Interests in Other Partnerships	Consolidated Joint Venture	Comprehensive Income	Total Equity
Balance at December 31, 2015	12,879	$309,337	141,808	$1,418	$2,567,515	$—	$(2,618,117)	$7,806	$43,186		$311,145
Issuance of stock awards	—	—	1,157	11	911	—	—	—	—		922
Repurchase of common stock	—	—	(4,610)	(45)	—	—	(30,417)				(30,462)
Cumulative effect of change in accounting for stock compensation forfeitures	—	—	—	—	185	—	(185)	—	—		—
Stock awards - amortization and severance	—	—	—	—	9,041	—	—	—	—		9,041
Stock compensation shares withheld	—	—	(366)	(4)	—	—	(2,746)	—	—		(2,750)
Conversion of operating partnership units into common shares	—	—	1	—	9	—	—	—	—		9
Allocation to redeemable noncontrolling interests	—	—	—	—	(673)	—	—	—	—		(673)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	636	—		636
Distribution to noncontrolling interests	—	—	—	—	—	—	—	(266)	—		(266)
Dividends declared:
$0.24 per common share	—	—	—	—	—	—	(33,326)	—	—		(33,326)
$1.95 per Series A preferred share	—	—	—	—	—	—	(25,115)	—	—		(25,115)
Preferred distributions - consolidated joint venture	—	—	—	—	—	—	—	—	(1,461)		(1,461)
Issuance of preferred equity - consolidated joint venture	—	—	—	—	—	—	—	—	597		597
Comprehensive income (attributable to FelCor and noncontrolling interests in other partnerships):
Net income (loss)	—	—	—	—	—	—	3,498	(673)	1,461	$4,286
Comprehensive income										$4,286	4,286
Balance at December 31, 2016	12,879	$309,337	137,990	$1,380	$2,576,988	$—	$(2,706,408)	$7,503	$43,783		$232,583

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	2016	2015	2014
Cash flows from operating activities:
Net income (loss)	$4,193	$(3,465)	$94,152
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	114,054	114,452	115,819
Gain on sale of hotels and other assets, net	(3,534)	(20,250)	(66,760)
Gain on sale of investment in unconsolidated entities, net	—	—	(30,176)
Gain from remeasurement of unconsolidated entities, net	—	—	(20,737)
Amortization of deferred financing fees and debt discount	3,973	5,425	9,558
Amortization of fixed stock and directors’ compensation	6,638	7,121	6,122
Equity based severance	2,891	1,352	—
Equity in income from unconsolidated entities	(1,533)	(7,833)	(5,010)
Distributions of income from unconsolidated entities	1,209	6,051	4,128
Debt extinguishment	—	30,909	5,015
Impairment	26,459	20,861	—
Changes in assets and liabilities:
Accounts receivable	(9,066)	(944)	7,941
Other assets	(4,758)	3,194	(6,975)
Accrued expenses and other liabilities	(5,606)	(10,210)	(5,193)
Net cash flow provided by operating activities	134,920	146,663	107,884
Cash flows from investing activities:
Acquisition of land	(8,226)	—	—
Improvements and additions to hotels	(74,264)	(48,436)	(83,664)
Hotel development	—	(33,525)	(86,565)
Net proceeds from asset sales	100,970	187,949	163,618
Proceeds from unconsolidated joint venture transaction	—	—	4,032
Change in restricted cash - investing	(1,789)	2,794	56,731
Insurance proceeds	341	477	521
Distributions from unconsolidated entities in excess of earnings	1,586	7,317	12,828
Contributions to unconsolidated entities	—	(15)	(7)
Net cash flow provided by investing activities	18,618	116,561	67,494
Cash flows from financing activities:
Proceeds from borrowings	85,000	1,025,438	473,062
Repayment of borrowings	(158,662)	(1,203,809)	(623,106)
Payment of deferred financing costs	(12)	(14,952)	(3,215)
Acquisition of noncontrolling interest	—	—	(5,850)
Distributions paid to noncontrolling interests	(16)	(17,595)	(9,596)
Contributions from noncontrolling interests	636	2,809	6,375
Distributions paid to FelCor LP limited partners	(147)	(93)	(42)
Distributions paid to preferred stockholders	(25,115)	(32,404)	(38,712)
Redemption of preferred stock	—	(169,986)	—
Repurchase of common stock	(30,462)	(14,362)	—
Stock compensation withholding	(2,750)	(2,054)	(3,066)
Preferred distributions - consolidated joint venture	(1,461)	(1,431)	(1,102)
Distributions paid to common stockholders	(33,606)	(22,385)	(9,981)
Net proceeds from issuance of preferred equity - consolidated joint venture	597	1,744	41,442
Net proceeds from common stock issuance	—	198,648	—
Net cash flow used in financing activities	(165,998)	(250,432)	(173,791)
Effect of exchange rate changes on cash	(9)	(153)	(85)
Net change in cash and cash equivalents	(12,469)	12,639	1,502
Cash and cash equivalents at beginning of periods	59,786	47,147	45,645
Cash and cash equivalents at end of periods	$47,317	$59,786	$47,147

Supplemental cash flow information - interest paid, net of capitalized interest	$74,499	$74,585	$86,734
Supplemental cash flow information - income taxes paid	$332	$1,187	$660

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

(in thousands)

	2016	2015
Assets
Investment in hotels, net of accumulated depreciation of $932,886 and $899,575 at December 31, 2016 and 2015, respectively	$1,566,823	$1,729,531
Investment in unconsolidated entities	8,312	9,575
Cash and cash equivalents	47,317	59,786
Restricted cash	19,491	17,702
Accounts receivable, net of allowance for doubtful accounts of $177 and $204 at December 31, 2016 and 2015, respectively	42,080	28,136
Deferred expenses, net of accumulated amortization of $2,959 and $1,086 at December 31, 2016 and 2015, respectively	4,527	6,390
Other assets	18,542	14,792
Total assets	$1,707,092	$1,865,912
Liabilities and Partners’ Capital
Debt, net of unamortized debt issuance costs of $15,967 and $18,065 at December 31, 2016 and 2015, respectively	$1,338,326	$1,409,889
Distributions payable	14,858	15,140
Accrued expenses and other liabilities	116,437	125,274
Total liabilities	1,469,621	1,550,303
Commitments and contingencies
Redeemable units, 610 and 611 units issued and outstanding at December 31, 2016 and 2015, respectively	4,888	4,464
Capital:
Preferred units:
Series A Cumulative Convertible Preferred Units, 12,879 units issued and outstanding at December 31, 2016 and 2015	309,337	309,337
Common units, 137,990 and 141,808 units issued and outstanding at December 31, 2016 and 2015, respectively	(128,040)	(49,184)
Total FelCor LP partners’ capital	181,297	260,153
Noncontrolling interests	7,503	7,806
Preferred capital in consolidated joint venture	43,783	43,186
Total partners’ capital	232,583	311,145
Total liabilities and partners’ capital	$1,707,092	$1,865,912

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands, except for per unit data)

	2016	2015	2014
Revenues:
Hotel operating revenue	$862,818	$878,371	$917,981
Other revenue	4,136	7,883	3,606
Total revenues	866,954	886,254	921,587
Expenses:
Hotel departmental expenses	306,050	313,141	331,876
Other property-related costs	212,180	223,546	238,170
Management and franchise fees	32,935	35,572	36,067
Taxes, insurance and lease expense	57,317	59,207	84,266
Corporate expenses	27,037	27,283	29,585
Depreciation and amortization	114,054	114,452	115,819
Impairment	26,459	20,861	—
Other expenses	12,740	12,479	17,952
Total operating expenses	788,772	806,541	853,735
Operating income	78,182	79,713	67,852
Interest expense, net	(78,182)	(79,118)	(90,695)
Debt extinguishment	—	(30,909)	(4,770)
Gain on sale of investment in unconsolidated entities, net	—	—	30,176
Gain from remeasurement of unconsolidated entities, net	—	—	20,737
Other gains, net	342	166	100
Income (loss) before equity in income from unconsolidated entities	342	(30,148)	23,400
Equity in income from unconsolidated entities	1,533	7,833	5,010
Income (loss) from continuing operations before income tax expense	1,875	(22,315)	28,410
Income tax expense	(873)	(1,245)	(660)
Income (loss) from continuing operations	1,002	(23,560)	27,750
Income (loss) from discontinued operations	(3,131)	669	(360)
Income (loss) before gain on sale of hotels	(2,129)	(22,891)	27,390
Gain on sale of hotels, net	6,322	19,426	66,762
Net income (loss)	4,193	(3,465)	94,152
Net loss (income) attributable to noncontrolling interests	673	(4,157)	(697)
Preferred distributions - consolidated joint venture	(1,461)	(1,437)	(1,219)
Net income (loss) attributable to FelCor LP	3,405	(9,059)	92,236
Preferred distributions	(25,115)	(30,138)	(38,712)
Redemption of preferred units	—	(6,096)	—
Net income (loss) attributable to FelCor LP common unitholders	$(21,710)	$(45,293)	$53,524
Basic and diluted per common unit data:
Income (loss) from continuing operations	$(0.13)	$(0.33)	$0.43
Net income (loss)	$(0.16)	$(0.33)	$0.43
Basic weighted average common units outstanding	138,739	138,341	124,772
Diluted weighted average common units outstanding	138,739	138,341	125,511

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	2016	2015	2014
Net income (loss)	$4,193	$(3,465)	$94,152
Foreign currency translation adjustment	—	—	(490)
Reclassification of foreign currency translation to gain	—	—	(24,553)
Comprehensive income (loss)	4,193	(3,465)	69,109
Comprehensive loss (income) attributable to noncontrolling interests	673	(4,157)	(697)
Preferred distributions - consolidated joint venture	(1,461)	(1,437)	(1,219)
Comprehensive income (loss) attributable to FelCor LP	$3,405	$(9,059)	$67,193

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	Preferred Units	Common Units	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Preferred Capital in Consolidated Joint Venture	Comprehensive Income (Loss)	Total Partners’ Capital
Balance at December 31, 2013	$478,774	$(212,888)	$25,043	$23,301	$—		$314,230
Conversion of preferred units into common units	(25)	25	—	—	—		—
FelCor restricted stock compensation	—	1,202	—	—	—		1,202
Contributions	—	—	—	6,375	—		6,375
Distributions	—	(51,306)	—	(9,596)	(1,219)		(62,121)
Allocation to redeemable units	—	(1,520)	—	—	—		(1,520)
Acquisition of noncontrolling interest	—	(3,508)	—	(2,342)			(5,850)
Issuance of preferred capital - consolidated joint venture	—	—	—	—	41,442		41,442
Comprehensive income:
Foreign exchange translation	—	—	(490)	—	—	$(490)
Reclassification of foreign currency translation to gain	—	—	(24,553)	—	—	(24,553)
Net income		92,236		697	1,219	94,152
Comprehensive income						$69,109	69,109
Balance at December 31, 2014	$478,749	$(175,759)	$—	$18,435	41,442		$362,867
Issuance of common units	—	198,648	—	—			198,648
FelCor restricted stock compensation	—	5,955	—	—	—		5,955
Repurchase of common units	—	(14,362)	—	—	—		(14,362)
Redemption of Series C preferred units	(169,412)	(574)	—	—	—		(169,986)
Contributions	—	—	—	2,809	—		2,809
Distributions	—	(56,185)	—	(17,595)	(1,437)		(75,217)
Allocation to redeemable units	—	2,152	—	—	—		2,152
Issuance of preferred capital - consolidated joint venture	—	—	—	—	1,744		1,744
Comprehensive loss:
Net income (loss)		(9,059)		4,157	1,437	$(3,465)
Comprehensive loss						$(3,465)	(3,465)
Balance at December 31, 2015	$309,337	$(49,184)	$—	$7,806	$43,186		$311,145
FelCor restricted stock compensation	—	7,213	—	—	—		7,213
Repurchase of common units	—	(30,462)	—	—	—		(30,462)
Contributions	—	—	—	636	—		636
Distributions	—	(58,588)	—	(266)	(1,461)		(60,315)
Allocation to redeemable units	—	(424)		—	—		(424)
Issuance of preferred capital - consolidated joint venture	—	—	—	—	597		597
Comprehensive income:
Net income (loss)		3,405		(673)	1,461	$4,193
Comprehensive income						$4,193	4,193
Balance at December 31, 2016	$309,337	$(128,040)	$—	$7,503	$43,783		$232,583

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016, 2015 and 2014

(in thousands)

	2016	2015	2014
Cash flows from operating activities:
Net income (loss)	$4,193	$(3,465)	$94,152
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	114,054	114,452	115,819
Gain on sale of hotels and other assets, net	(3,534)	(20,250)	(66,760)
Gain on sale of investment in unconsolidated entities, net	—	—	(30,176)
Gain from remeasurement of unconsolidated entities, net	—	—	(20,737)
Amortization of deferred financing fees and debt discount	3,973	5,425	9,558
Amortization of fixed stock and directors’ compensation	6,638	7,121	6,122
Equity based severance	2,891	1,352	—
Equity in income from unconsolidated entities	(1,533)	(7,833)	(5,010)
Distributions of income from unconsolidated entities	1,209	6,051	4,128
Debt extinguishment	—	30,909	5,015
Impairment	26,459	20,861	—
Changes in assets and liabilities:
Accounts receivable	(9,066)	(944)	7,941
Other assets	(4,758)	3,194	(6,975)
Accrued expenses and other liabilities	(5,606)	(10,210)	(5,193)
Net cash flow provided by operating activities	134,920	146,663	107,884
Cash flows from investing activities:
Acquisition of land	(8,226)	—	—
Improvements and additions to hotels	(74,264)	(48,436)	(83,664)
Hotel development	—	(33,525)	(86,565)
Net proceeds from asset dispositions	100,970	187,949	163,618
Proceeds from unconsolidated joint venture transaction	—	—	4,032
Change in restricted cash - investing	(1,789)	2,794	56,731
Insurance proceeds	341	477	521
Distributions from unconsolidated entities in excess of earnings	1,586	7,317	12,828
Contributions to unconsolidated entities	—	(15)	(7)
Net cash flow provided by investing activities	18,618	116,561	67,494
Cash flows from financing activities:
Proceeds from borrowings	85,000	1,025,438	473,062
Repayment of borrowings	(158,662)	(1,203,809)	(623,106)
Payment of deferred financing fees	(12)	(14,952)	(3,215)
Acquisition of noncontrolling interest	—	—	(5,850)
Distributions paid to noncontrolling interests	(16)	(17,595)	(9,596)
Contributions from noncontrolling interests	636	2,809	6,375
Distributions paid to FelCor LP limited partners	(147)	(93)	(42)
Distributions paid to preferred unitholders	(25,115)	(32,404)	(38,712)
Redemption of preferred units	—	(169,986)	—
Repurchase of common units	(30,462)	(14,362)	—
FelCor stock compensation withholding	(2,750)	(2,054)	(3,066)
Preferred distributions - consolidated joint venture	(1,461)	(1,431)	(1,102)
Distributions paid to common unitholders	(33,606)	(22,385)	(9,981)
Net proceeds from issuance of preferred capital - consolidated joint venture	597	1,744	41,442
Net proceeds from common unit issuance	—	198,648	—
Net cash flow used in financing activities	(165,998)	(250,432)	(173,791)
Effect of exchange rate changes on cash	(9)	(153)	(85)
Net change in cash and cash equivalents	(12,469)	12,639	1,502
Cash and cash equivalents at beginning of periods	59,786	47,147	45,645
Cash and cash equivalents at end of periods	$47,317	$59,786	$47,147

Supplemental cash flow information - interest paid, net of capitalized interest	$74,499	$74,585	$86,734
Supplemental cash flow information - income taxes paid	$332	$1,187	$660

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization

FelCor Lodging Trust Incorporated (NYSE:FCH), or FelCor, is a Maryland corporation operating as a real estate investment trust, or REIT. FelCor is the sole general partner of, and the owner of a greater than 99.5% partnership interest in, FelCor Lodging Limited Partnership, or FelCor LP, through which we held ownership interests in 39 hotels as of December 31, 2016. At December 31, 2016, we had an aggregate of 138,600,280 shares and units outstanding, consisting of 137,990,097 shares of FelCor common stock and 610,183 FelCor LP units not owned by FelCor.

Of our 39 hotels as of December 31, 2016, we owned 100% interests in 36 hotels, a 95% interest in one hotel (The Knickerbocker) and 50% interests in entities owning two hotels. The Knickerbocker opened in February 2015. During 2015, we transferred all development costs ($329.8 million) into investment in hotels. We consolidate our real estate interests in the 37 hotels in which we hold majority interests, and we record the real estate interests of the two hotels in which we hold indirect 50% interests using the equity method. We lease 38 of the 39 hotels to our taxable REIT subsidiaries, of which we own a controlling interest. We operate one 50% owned hotel without a lease. Because we own controlling interests in our operating lessees, we consolidate our interests in all 38 leased hotels (which we refer to as our Consolidated Hotels) and reflect their operating revenues and expenses in our statements of operations. We own 50% of the real estate interest in one Consolidated Hotel (we account for our real estate interest of this hotel by the equity method) and majority real estate interests in our remaining 37 Consolidated Hotels (we consolidate our real estate interest in these hotels).

The following table reflects the distribution of our 38 Consolidated Hotels at December 31, 2016:

Brand	Hotels	Rooms
Embassy Suites by Hilton®	18	4,982
Wyndham® and Wyndham Grand®	8	2,528
Marriott® and Renaissance®	2	761
Holiday Inn®	1	585
DoubleTree by Hilton® and Hilton®	3	802
Sheraton®	2	673
Fairmont®	1	383
The Knickerbocker®	1	330
Morgans® and Royalton®	2	285
Total	38	11,329

At December 31, 2016, our Consolidated Hotels were located in 14 states, with concentrations in California (10 hotels), Florida (six hotels) and Massachusetts (three hotels). We generated approximately 57% of our revenue from hotels in these three states in 2016.

At December 31, 2016, of our Consolidated Hotels (i) subsidiaries of Hilton Worldwide managed 20 hotels; (ii) subsidiaries of Wyndham Worldwide managed eight hotels; (iii) subsidiaries of Marriott International managed four hotels; (iv) subsidiaries of InterContinental Hotels Group managed one hotel; (v) Fairmont, a subsidiary of AccorHotels group, managed one hotel; (vi) a subsidiary of Highgate Hotels managed one hotel; (vii) a subsidiary of SBE (who acquired Morgans Hotel Group) managed two hotels; and (viii) Aimbridge Hospitality managed one hotel.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Summary of Significant Accounting Policies

Principles of Consolidation - Our consolidated financial statements include the assets, liabilities, revenues and expenses of all majority-owned subsidiaries. Intercompany transactions and balances are eliminated in consolidation. Investments in unconsolidated entities (consisting entirely of 50% owned ventures) are accounted for by the equity method. We follow the voting interest model and consolidate entities in which we have greater than 50% ownership interest and report entities in which we have 50% or less ownership interest under the equity method.

On January 1, 2016, we adopted accounting guidance under Accounting Standards Update (“ASU”) 2015-2, modifying the analysis performed to determine whether we should consolidate certain types of legal entities. The guidance does not amend the existing disclosure requirements for variable interest entities “VIEs” or voting interest model entities. The guidance, however, modified the requirements to qualify under the voting interest model. Under the revised guidance, FelCor LP is a variable interest entity of FelCor. As FelCor LP is already consolidated in the balance sheets of FelCor, the identification of this entity as a variable interest entity has no impact on the consolidated financial statements of FelCor. There were no other legal entities under the scope of the revised guidance that were consolidated as a result of the adoption.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment in Hotels - Our hotels are stated at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings, 15 to 30 years for improvements and three to 10 years for furniture, fixtures, and equipment. For those hotels subject to a ground lease, depreciation expense is based on the shorter of the lease term or the estimated useful life of the asset.

We capitalize certain inventory (such as china, glass, silver and linen) at the time of a hotel opening or acquisition, or when significant inventory is purchased (in conjunction with a major rooms renovation or when the number of rooms or meeting space at a hotel is expanded). These amounts are then amortized over the estimated useful life of three years. Subsequent replacement purchases are expensed when placed in service.

We periodically review the carrying value of each of our hotels to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel or modification of depreciation periods. If facts or circumstances support the possibility of impairment of a hotel, we prepare a projection of the undiscounted future cash flows, without interest charges, over the shorter of the hotel’s estimated useful life or the expected hold period, and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, we make an adjustment to reduce the carrying value of the hotel to its then fair value. We use recent operating results and current market information to arrive at our estimates of fair value.

Maintenance and repairs are expensed, and major renewals and improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from our accounts and the related gain or loss is included in operations.

Acquisition of Hotels - Investments in hotels are based on purchase price and allocated to land, property and equipment, identifiable intangible assets and assumed debt and other liabilities at fair value. Any remaining unallocated purchase price, if any, is treated as goodwill. Property and equipment are recorded at fair value based on current replacement cost for similar capacity and allocated to buildings, improvements, furniture, fixtures and equipment using appraisals and valuations prepared by management and/or independent third parties. Identifiable intangible assets (typically contracts including ground and retail leases and management and

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Summary of Significant Accounting Policies - (continued)

franchise agreements) are recorded at fair value, although no value is generally allocated to contracts which are at market terms. Above-market and below-market contract values are based on the present value of the difference between contractual amounts to be paid pursuant to the contracts acquired and our estimate of the fair value of contract rates for corresponding contracts measured over the period equal to the remaining non-cancelable term of the contract. Intangible assets are amortized using the straight-line method over the remaining non-cancelable term of the related agreements. In making estimates of fair values for purposes of allocating purchase price, we may utilize a number of sources such as those obtained in connection with the acquisition or financing of a property and other market data, including third-party appraisals and valuations.

Investment in Unconsolidated Entities - We own a 50% interest in various real estate ventures in which the partners or members jointly make all material decisions concerning the business affairs and operations. Because we do not control these entities, we carry our investment in unconsolidated entities at cost, plus our equity in net earnings or losses, less distributions received since the date of acquisition and any adjustment for impairment. Our equity in net earnings or losses is adjusted for the straight-line depreciation, over the lower of 40 years or the remaining life of the venture, of the difference between our cost and our proportionate share of the underlying net assets at the date of acquisition. We periodically review our investment in unconsolidated entities for other-than-temporary declines in fair value. Any decline that is not expected to be recovered in the next 12 months is considered other-than-temporary and an impairment is recorded as a reduction in the carrying value of the investment. Estimated fair values are based on our projections of cash flows, market capitalization rates and sales prices of comparable assets.

We track inception-to-date contributions, distributions and earnings for each of our unconsolidated investments. We determine the character of cash distributions from our unconsolidated investments for purposes of our consolidated statements of cash flows as follows:

•                                          Cash distributions up to the aggregate historical earnings of the unconsolidated entity are recorded as an operating activity (i.e., a distribution of earnings); and

•                                          Cash distributions in excess of aggregate historical earnings are recorded as an investing activity (i.e., a distribution of contributed capital).

Hotels Held for Sale - We consider each individual hotel to be an identifiable component of our business. We do not consider a hotel held for sale until it is probable that the sale will be completed within 12 months. Generally, we consider a sale to be probable when a buyer completes its due diligence review, we have an executed contract for sale, and we have received a substantial non-refundable deposit. We test hotels held for sale for impairment each reporting period and record them at the lower of their carrying amounts or fair value less costs to sell. Once we designate a hotel as held for sale it is not depreciated.

Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

We deposit cash at major banks. Our bank account balances may exceed the Federal Depository Insurance Limits; however, management believes the credit risk related to these deposits is minimal.

Restricted Cash -Restricted cash includes reserves for capital expenditures, real estate taxes and insurance, as well as cash collateral deposits for mortgage debt agreement provisions.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Summary of Significant Accounting Policies - (continued)

Deferred Expenses - Deferred expenses, consisting primarily of loan costs, are recorded at cost. Amortization is computed using a method that approximates the effective interest method over the maturity of the related debt. Deferred loan costs associated with our line of credit are classified as an asset on our consolidated balance sheets, while deferred loan costs associated with other outstanding debt are classified within the debt on our consolidated balance sheets.

Other Assets - Other assets consist primarily of hotel operating inventories, prepaid expenses and deposits.

Revenue Recognition - Nearly 100% of our revenue is comprised of hotel operating revenues, such as room revenue, food and beverage revenue and revenue from other hotel operating departments (such as telephone, parking, resort fees and business centers). These revenues are recorded net of any sales or occupancy taxes collected from our guests as earned. All rebates or discounts are recorded, when allowed, as a reduction in revenue, and there are no material contingent obligations with respect to rebates or discounts offered by us. All revenues are recorded on an accrual basis, as earned. Appropriate allowances are made for doubtful accounts and are recorded as a bad debt expense. The remainder of our revenue is from condominium management fee income and other sources.

We do not have any time-share arrangements and do not sponsor any frequent guest programs for which we would have any contingent liability. We participate in frequent guest programs sponsored by the brand owners of our hotels, and we expense the charges associated with those programs (typically consisting of a percentage of the total guest charges incurred by a participating guest) as incurred. When a guest redeems accumulated frequent guest points at one of our hotels, the hotel bills the sponsor for the services provided in redemption of such points and records revenue in the amount of the charges billed to the sponsor. We have no loss contingencies or ongoing obligation associated with frequent guest programs beyond what is paid to the brand owner following a guest’s stay.

Taxes, insurance and lease expense - For the year ended December 31, 2015, taxes, insurance and lease expense included an out-of-period adjustment of $1.6 million related to straight-line lease expense from prior years for a ground lease associated with one of our consolidated hotels. The $1.6 million adjustment represented the cumulative additional rent that should have been recognized in prior years on a straight-line basis, with the credit being included in accrued expenses and other liabilities on the consolidated balance sheet. Management evaluated the impact to all previously reported periods and concluded all previously issued financial statements were not materially misstated, nor was the impact of the adjustment material to the three months or the year ended December 31, 2015.

Foreign Currency Translation - Results of operations for our Canadian hotel were maintained in Canadian dollars and translated using the weighted average exchange rates during the period. Assets and liabilities were translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments were reflected in accumulated other comprehensive income. In 2014, we sold our remaining Canadian hotel and recorded a $24.4 million gain from foreign currency translation (which we had previously recorded in accumulated other comprehensive income).

Capitalized Costs - We capitalize interest (by applying our weighted average cost of borrowing to our construction in progress) and certain other costs, such as property taxes, land leases, property insurance and employee costs relating to hotels undergoing major renovations and redevelopments. In addition, these costs were capitalized on our Knickerbocker hotel during development. We begin capitalizing these costs when activities necessary to get the asset ready for its intended use are underway and cease capitalizing these costs to

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Summary of Significant Accounting Policies - (continued)

projects when construction is substantially complete. Such costs capitalized in 2016, 2015 and 2014, were $7.7 million, $13.3 million and $25.9 million, respectively.

Net Income (Loss) per Common Share/Unit - We treat unvested share (unit)-based payment awards containing non-forfeitable rights to dividends (distributions) or dividend equivalents (whether paid or unpaid) as participating securities for computation of earnings per share (unit) (pursuant to the two-class method, in accordance with the Accounting Standards Codification, or ASC, 260-10-45-59A through 45-70).

We compute basic earnings per share (unit) by dividing net income (loss) attributable to common stockholders (or unitholders) less dividends (distributions) declared on FelCor’s unvested restricted stock by the weighted average number of common shares (units) outstanding. We compute diluted earnings per share (unit) by dividing net income (loss) attributable to common stockholders less dividends (distributions) declared on FelCor’s unvested restricted stock by the weighted average number of common shares (units) and equivalents outstanding.

For all years presented, our Series A cumulative preferred stock (units), or Series A preferred stock (units), if converted to common shares (units), would be antidilutive; accordingly, we do not assume conversion of the Series A preferred stock (units) in the computation of diluted earnings per share (unit).

FelCor’s Stock Compensation - We account for stock-based employee compensation using the fair value based method of accounting. We classify share-based payment awards granted in exchange for employee services as either equity awards or liability awards. Equity classified awards are measured based on the fair value on the date of grant. Liability classified awards are remeasured to fair value each reporting period. Awards that are to be settled in cash (i.e., phantom stock) are classified as liability awards. The value of all our share-based awards is recognized over the period during which an employee is required to provide services in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for awards for which employees do not render the requisite services.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which is intended to improve the accounting for share-based payment transactions. Under the new standard, companies can withhold shares up to the maximum individual statutory tax rate in the applicable jurisdiction as participants vest in stock and maintain equity classification of the entire award. Also under the new standard, forfeitures for stock awards may be recorded when they occur (the prior guidance required estimating forfeitures when recording stock compensation costs). Finally, the standard requires classifying cash paid when remitting cash to the tax authorities for stock compensation withholding as financing activity in the statement of cash flows. We adopted this standard effective January 1, 2016. Upon adoption, we revised our policy to account for stock compensation forfeitures as they occur, which resulted in a $185,000 increase in our accumulated deficit for the cumulative effect of change in accounting principle. In addition, in our statement of cash flows, we reclassified $2.1 million and $3.1 million of cash paid to taxing authorities for shares withheld from operating activities to financing activities for the years ended December 31, 2015 and 2014, respectively.

Derivatives - We recognize derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Additionally, the fair value adjustments will affect either equity or net income, depending on whether the derivative instrument qualifies as a hedge for accounting purposes and the nature of the hedging activity.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Summary of Significant Accounting Policies - (continued)

Segment Information - We have determined that our business is conducted in one operating segment.

Distributions and Dividends - FelCor declared aggregate common dividends of $0.24, $0.18 and $0.10 per share in 2016, 2015 and 2014, respectively. FelCor’s ability to make distributions depends on FelCor’s receipt of quarterly distributions from FelCor LP, and FelCor LP’s ability to make distributions is dependent upon the results of operations of our hotels.

FelCor LP distributes funds to FelCor to pay common and preferred dividends. FelCor’s Board of Directors will determine the amount of any future common and preferred dividends based upon various factors including operating results, economic conditions, other operating trends, our financial condition and capital requirements, as well as minimum REIT distribution requirements.

Reacquired Stock - We account for FelCor’s purchase of capital stock under a method that is consistent with Maryland law (Maryland is FelCor’s domicile), which does not contemplate treasury stock. Any capital stock reacquired for any purpose is recorded as a reduction of common stock (at $0.01 par value per share) and an increase in accumulated deficit.

Noncontrolling Interests - Noncontrolling interests in other partnerships represents the proportionate share of the equity in other partnerships not owned by us. Noncontrolling interests in FelCor LP represents FelCor LP units not owned by FelCor. We allocate income and loss to noncontrolling interests in FelCor LP and other partnerships based on the weighted average percentage ownership throughout the year. FelCor characterizes minority interest in FelCor LP as noncontrolling interests, but because of the redemption feature of these units, FelCor includes them in the mezzanine section (between liabilities and equity) on its consolidated balance sheets. These units are redeemable at the option of the holders for a like number of shares of FelCor’s common stock or, at our option, the cash equivalent thereof. We adjust redeemable noncontrolling interests in FelCor LP (or redeemable units) each period to reflect the greater of its carrying value based on the accumulation of historical cost or its redemption value.

Income Taxes - FelCor has elected to be treated as a REIT under Sections 856 to 860 of the Internal Revenue Code and is not subject to federal income tax, provided that it distributes all of its taxable income annually to its stockholders and complies with certain other requirements. FelCor LP is treated as a partnership for federal income tax purposes and is not subject to federal income taxes. However, both FelCor and FelCor LP may be subject to state, local and foreign income and franchise taxes in certain jurisdictions. We generally lease our hotels to wholly-owned taxable REIT subsidiaries, or TRSs, that are subject to federal, state and foreign income taxes. Through these lessees, we record room revenue, food and beverage revenue and other revenue related to the operations of our hotels. We account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded for net deferred tax assets that are not expected to be realized.

We determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. We apply this policy to all tax positions related to income taxes.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.                                      Investment in Hotels

Investment in hotels consisted of the following (in thousands):

	December 31,
	2016	2015
Building and improvements	$1,761,228	$1,859,100
Furniture, fixtures and equipment	426,692	449,437
Land	271,662	294,384
Construction in progress	40,127	26,185
	2,499,709	2,629,106
Accumulated depreciation - Building and improvements	(716,376)	(697,386)
Accumulated depreciation - Furniture, fixtures and equipment	(216,510)	(202,189)
	$1,566,823	$1,729,531

In the third quarter of 2016, we acquired land previously leased for one of our hotels for $8.2 million (including closing costs).

In 2016, we retired fully depreciated furniture, fixtures and equipment aggregating approximately $35.0 million and fully depreciated assets for building and improvements aggregating approximately $763,000.

We invested $74.3 million and $48.4 million in additions and improvements to our consolidated hotels during the years ended December 31, 2016 and 2015, respectively.

4.                                      Consolidated Joint Venture Preferred Equity/Capital

Our joint venture that redeveloped The Knickerbocker raised $45 million through the sale of redeemable preferred equity/capital under the EB-5 immigrant investor program. The purchasers receive a 3.25% current annual return (which increases to 8% if we do not redeem this equity interest before the fifth anniversary of its issuance), plus a 0.25% non-compounding annual return payable at redemption. To date, the venture has received $44.4 million in gross proceeds ($43.8 million net of issuance costs), including $600,000 and $1.8 million in gross proceeds received during the years ended December 31, 2016 and 2015, respectively. The venture expects to receive the remaining $600,000 as investors’ visas are approved.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.                                      Impairment Charges

Our hotels are comprised of operations and cash flows that can clearly be distinguished, operationally and for financial reporting purposes, from the remainder of our operations. Accordingly, we consider our hotels to be components for purposes of determining impairment charges.

We test for impairment whenever changes in circumstances indicate a hotel’s carrying value may not be recoverable. We conduct the test using undiscounted cash flows for the shorter of the hotel’s estimated hold period or its remaining useful life. When testing for recoverability of hotels held for investment, we use projected cash flows over its expected hold period. Those hotels held for investment that fail the impairment test are written down to their then current estimated fair value, before any selling expense, and we continue to depreciate the hotels over their remaining useful lives.

As part of our long-term strategic plan to enhance stockholder value and achieve or exceed targeted returns on invested capital, we sell and acquire hotels to improve our overall portfolio quality, enhance diversification and improve growth rates. In that regard, we regularly review each hotel in our portfolio in terms of projected performance, future capital expenditure requirements and market dynamics and concentration risk. Based on this analysis, we may establish a plan to sell our interests in certain hotels (two of which are owned by unconsolidated joint ventures) that no longer meet our investment criteria. As a consequence, we would shorten our estimated hold periods for those hotels and test the consolidated hotels for impairment when they are approved as non-strategic hotels. When the hotels owned by unconsolidated joint ventures are designated by those ventures as non-strategic, the joint ventures will test for impairment based on the reduced estimated hold periods.

In September 2016, we recorded a $20.1 million impairment charge for a hotel. The impairment charge was primarily based on both third-party offers to purchase the hotel and observable market data on a price per room basis from transactions involving hotels in similar locations (a Level 2 input under authoritative guidance for fair value measurements).

In June 2016, we recorded a $6.3 million impairment charge for a hotel subsequently sold in the third quarter of 2016. The impairment charge was based on an accepted third-party offer to purchase the hotel (a Level 2 input under authoritative guidance for fair value measurements) at a price below our previously estimated fair market value for the property. In 2015, we determined that this hotel no longer met our investment criteria, and we recorded a $20.9 million impairment charge for this hotel at that time. The 2015 impairment charge was determined using Level 3 input under authoritative guidance for fair value measurements. For this estimate, we used a discounted cash flow analysis with an estimated stabilized growth rate of 3%, a discounted cash flow term of five years, a terminal capitalization rate of 8%, and a discount rate of 11%.

We may record additional impairment charges if operating results of individual hotels are materially different from our forecasts, the economy and lodging industry weakens or we shorten our contemplated holding period for additional hotels.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.                                      Hotel Dispositions

Effective January 1, 2014, we adopted the provisions of Accounting Standards Update No. 2014-08, under which the disposal of components of an entity are reported as discontinued operations only if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. We only apply these new provisions prospectively; consequently, we continue to report hotels that were considered discontinued operations for the year ended December 31, 2013 and prior years as discontinued operations in all periods presented.

During the year ended December 31, 2016, we sold two hotels, and in 2015, we sold eight hotels. In 2014, we sold eight hotels, one of which was previously held for sale at December 31, 2013, and disposed of five unconsolidated hotels when we unwound our joint ventures as discussed in Note 7.

We designate a hotel as held for sale when the sale is probable within the next 12 months. Generally, we consider a sale to be probable when a buyer completes its due diligence review, we have an executed contract for sale and we have received a substantial non-refundable deposit. Excluding the hotel held for sale at December 31, 2013 and sold in 2014, we included operations for the sold hotels, and those hotels designated as held for sale at December 31, 2014, in income (loss) from continuing operations as shown in the statements of operations for the years ended December 31, 2016, 2015 and 2014, as disposition of these hotels did not represent a strategic shift in our business. Additionally, we included selling costs, which we expense as they are incurred, in the gain (loss) on the sale of hotels.

The following table includes condensed financial information primarily related to 12 of 13 hotels sold in 2014 (the remaining hotel was held for sale as of December 31, 2013), eight hotels sold in 2015 and two hotels sold in 2016 included in continuing operations (in thousands):

	Year Ended December 31,
	2016	2015	2014
Hotel operating revenue	$39,750	$85,840	$207,762
Operating expenses (a)	(39,530)	(97,655)	(197,180)
Operating income (loss)	220	(11,815)	10,582
Interest expense, net	1	(1,031)	(2,475)
Debt extinguishment	—	(309)	(932)
Gain on sale of investment in unconsolidated entities, net	—	—	30,176
Equity in income from unconsolidated entities	—	7,111	3,294
Income (loss) from continuing operations	221	(6,044)	40,645
Gain on sale of hotels, net(b)	6,322	19,426	66,762
Net income	6,543	13,382	107,407
Net income attributable to noncontrolling interests in other partnerships	—	(5,166)	(977)
Net income attributable to redeemable noncontrolling interests in FelCor LP	(28)	(35)	(394)
Net income attributable to FelCor	$6,515	$8,181	$106,036

(a)                                 Operating expenses include impairment charges of $6.3 million and $20.9 million for the years ended December 31, 2016 and 2015, respectively.

(b)                                 We recorded a $24.4 million gain from foreign currency translation (which we had previously recorded in accumulated other comprehensive income) when we sold our remaining Canadian hotel in 2014, which substantially liquidated all of our foreign investments.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.                                      Joint Venture Transactions

In July 2014, we unwound unconsolidated joint ventures in which we held 50% interests that collectively owned 10 hotels. As a consequence of that transaction, we owned 100% of five of those hotels and none of the other five hotels. We also obtained 100% ownership of an additional hotel of which we owned 90% prior to the unwinding of the joint ventures. We paid $2.2 million to our joint venture partner to equalize the aggregate value of assets each party received as the joint ventures were unwound. This payment was the net of $5.9 million paid for our partner’s 10% interest in the one hotel and $3.7 million received for the difference in values of the five hotels wholly-owned by us compared to the five hotels in which we no longer had any ownership subsequent to the transaction.

Our joint ventures had an outstanding loan that was secured by eight of these hotels and was bifurcated when the joint ventures were unwound. That loan bore interest at one-month LIBOR plus 3%, matured in March 2017 and was freely pre-payable in whole or in part. Subsequent to the unwinding of the joint ventures, we were only liable for our $64 million share of the bifurcated non-recourse loan, which was secured by mortgages on four of the five former joint venture hotels that we wholly-owned. In 2015, this loan was repaid in connection with the sale of three of the four hotels securing the loan. The remaining hotel was sold later in 2015.

As a result of these transactions, we recorded the following in 2014:

•                                                                  A $20.7 million gain on the remeasurement of the fair value of the five previously unconsolidated hotels, which we controlled and wholly-owned following the transaction;

•                                                                  A $30.2 million gain on the disposition of our unconsolidated interests in the five other hotels (net of $457,000 in transaction costs); and

•                                                                  A $3.5 million decrease in Additional Paid-In Capital related to our acquisition of the 10% noncontrolling interest of another hotel, which we wholly-owned following the transaction.

In addition to the foregoing, we increased our ownership interest in the operating entities of all six hotels in conjunction with unwinding the joint ventures. Prior to the transaction, we had 51% controlling interests in 10 of the hotel lessees that operated the joint ventures’ 10 hotels and a 90% controlling interest in the hotel lessee that operated the eleventh hotel. After unwinding the joint ventures, we no longer had any interest in five lessees and owned 100% in the lessees of the six hotels we owned outright following the transaction. When we unwound the joint ventures, we liquidated the lessees’ assets and liabilities to cash, which was then distributed to the partners based on their ownership interests just prior to unwinding the joint ventures. Consequently, we recorded no gains or losses when changing ownership of the lessees.

The following table summarizes the fair values of assets acquired and liabilities assumed where we obtained control of a previously unconsolidated entity (i.e., a business combination) through this, primarily non-cash, transaction (in thousands):

Assets
Investment in hotels	$130,100
Other assets	1,300
Deferred expenses	259
Total assets acquired	$131,659

Liabilities
Debt	$64,000
Net assets acquired	$67,659

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.                                      Joint Venture Transactions - (continued)

The value of the assets acquired was primarily based on a sales comparison approach (for land) and a depreciated replacement cost approach (for buildings and furniture, fixtures, and equipment). The sales comparison approach used inputs of recent land sales in the respective hotel markets. The depreciated replacement cost approach used inputs of both direct and indirect replacement costs using a nationally recognized authority on replacement cost information as well as the age and the square footage of the respective buildings. The fair value of the debt was based on the estimated principal amount of debt having the same debt service requirements that could have been borrowed on the transaction date, at then current market interest rates.

The non-cash transaction also resulted in a $19.9 million reduction in our investment in unconsolidated entities.

The following unaudited consolidated pro forma results of operations for the years ended December 31, 2014 and 2013 assumes the joint venture transactions (the business combination, the disposition of unconsolidated interests, the acquisition of a 10% interest in one hotel, and the change in lessee ownership percentages) occurred on January 1, 2013 (in thousands, except per share data). The unaudited consolidated pro forma results of operations are not necessarily indicative of the results of operations if the transactions had been completed on the assumed date.

	Year Ended December 31,
	2014	2013
Revenue	$892,555	$843,878
Net income (loss)	$94,869	$(65,670)
Income (loss) per share/unit - basic	$0.43	$(0.82)
Income (loss) per share/unit - diluted	$0.43	$(0.82)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.                                      Investment in Unconsolidated Entities

At December 31, 2016 and 2015, we owned 50% interests in joint ventures that owned two hotels. We also own 50% interests in entities that own real estate in Myrtle Beach, South Carolina and provide condominium management services there. We account for our investments in these unconsolidated entities under the equity method. We consolidate all of our majority-owned subsidiaries in our financial statements. We make adjustments to our equity in income from unconsolidated entities related to the difference between our basis in investment in unconsolidated entities compared to the historical basis of the assets recorded by the joint ventures.

The following table summarizes combined balance sheet information for our unconsolidated entities (in thousands):

	December 31,
	2016	2015
Investment in hotels and other properties, net of accumulated depreciation	$20,898	$23,047
Total assets	$27,052	$29,033
Debt, net of unamortized debt issuance costs	$22,065	$22,563
Total liabilities	$24,311	$24,541
Equity	$2,741	$4,492

Our unconsolidated entities’ debt at December 31, 2016 and 2015 consisted entirely of non-recourse mortgage debt.

In May 2015, one of our joint ventures sold a hotel, resulting in a $7.1 million gain that we included in our equity in income from unconsolidated entities. In connection with selling this hotel, the joint venture repaid the outstanding $10.5 million mortgage loan encumbering this hotel.

The following table (which, among other things, reflects decreases attributable to the unwinding of our 10-hotel unconsolidated joint ventures in July 2014) sets forth summarized combined statement of operations information for our unconsolidated entities (in thousands):

	Year Ended December 31,
	2016	2015	2014
Total revenues	$33,615	$32,591	$59,453
Net income	$3,839	$22,799	$12,561
Net income attributable to FelCor	$1,920	$11,400	$6,281
Cost in excess of joint venture book value of sold hotel	—	(3,140)	—
Depreciation of cost in excess of book value	(387)	(427)	(1,271)
Equity in income from unconsolidated entities	$1,533	$7,833	$5,010

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.                                      Investment in Unconsolidated Entities - (continued)

The following table summarizes the components of our investment in unconsolidated entities (in thousands):

	December 31,
	2016	2015
Equity basis of hotel joint venture investments	$(4,533)	$(4,216)
Cost of hotel investments in excess of joint venture book value	6,942	7,329
Equity basis of land and condominium joint venture investments	5,903	6,462
Investment in unconsolidated entities	$8,312	$9,575

The following table summarizes the components of our equity in income from unconsolidated entities (in thousands):

	Year Ended December 31,
	2016	2015	2014
Hotel investments	$2,092	$8,535	$5,784
Other investments	(559)	(702)	(774)
Equity in income from unconsolidated entities	$1,533	$7,833	$5,010

9.                                      Debt

Consolidated debt consisted of the following (in thousands) at the dates shown:

	Encumbered	Interest	Maturity	December 31,
	Hotels	Rate (%)	Date	2016	2015
Senior unsecured notes	—	6.00	June 2025	$475,000	$475,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	120,109	122,237
Mortgage debt	1	4.94	October 2022	30,184	30,717
Line of credit(b)	7	LIBOR + 2.75	June 2019	119,000	190,000
Mortgage debt(c)	1	LIBOR + 3.00	November 2017	85,000	85,000
Total	22			$1,354,293	$1,427,954
Unamortized debt issuance costs				(15,967)	(18,065)
Debt, net of unamortized debt issuance costs				$1,338,326	$1,409,889

(a)                                 This debt is comprised of separate non-cross-collateralized loans, each secured by a mortgage encumbering a separate hotel.

(b)                                 Our line of credit can be extended for one year, subject to satisfying certain conditions. We may borrow up to $400 million under our line of credit.

(c)                                  This loan can be extended for one year, subject to satisfying certain conditions.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.                                      Debt  — (continued)

Since adoption of ASU 2015-03, we classify deferred financing costs of $16.0 million and $18.1 million as of December 31, 2016 and 2015, respectively, within the debt on our consolidated balance sheets. We previously classified deferred financing costs of $18.1 million at December 31, 2015 as an asset on our consolidated balance sheets. In accordance with ASU 2015-15, we continue classifying deferred financing costs associated with our line of credit as an asset on our consolidated balance sheets.

In February 2015, we sold a hotel and repaid $13.0 million in mortgage debt secured by that hotel that would have otherwise matured in March 2017.

In May 2015, we issued $475 million aggregate principal amount of our 6.00% unsecured senior notes due 2025. We used the proceeds from that issuance, together with cash on hand and funds drawn under our line of credit, to repurchase and redeem $525 million in aggregate principal amount of our 6.75% senior secured notes due 2019, which was secured by mortgages on six hotels. We incurred $28.4 million of debt extinguishment charges relating to prepayment premiums and the write-off of deferred loan costs in connection with this transaction. All cash paid to satisfy the extinguishment of the senior secured notes was classified as a financing activity in the statements of cash flows.

In June 2015, we amended and restated our secured line of credit facility primarily to expand our borrowing capacity from $225 million to $400 million. The amended facility now matures in June 2020 (extended from June 2017), assuming we exercise a one-year extension option that is subject to certain conditions. Borrowings under the facility bear interest at LIBOR (no floor) plus an applicable margin ranging from 225 to 275 basis points (reduced from 337.5 basis points), depending on our leverage. The unused commitment fee decreased 5 basis points to 35 basis points. The facility is secured by mortgages on seven hotels and permits partial release and substitution of properties, subject to certain conditions. We incurred $164,000 of debt extinguishment charges (relating to writing-off deferred loan costs) when we amended the facility. We concurrently repaid a $140 million term loan that otherwise matured in 2017, bore interest at LIBOR plus 250 basis points and was secured by mortgages on three hotels, including one hotel that is part of the security for the amended facility. We incurred $2.0 million of debt extinguishment charges relating to writing-off deferred loan costs for the repaid loan.

In June 2015, when we sold two hotels, we repaid a $49.1 million loan secured by mortgages on three hotels (including the two sold hotels), that would have otherwise matured in March 2017. We sold the remaining hotel that had been mortgaged to secure this loan in September 2015. We incurred $237,000 of debt extinguishment charges relating to writing-off deferred loan costs for the repaid loan.

In 2015, we increased our borrowings under our loan secured by The Knickerbocker from $64.9 million to $85.0 million. Also, in November 2015, we amended our Knickerbocker loan to lower the interest rate to LIBOR plus 300 basis points and extended the maturity to November 2017.

Our senior notes, which are guaranteed by FelCor, require that we satisfy total leverage, secured leverage and interest coverage tests in order to: (i) incur additional indebtedness, except to refinance maturing debt with replacement debt, as defined under our indentures; (ii) pay dividends in excess of the minimum distributions required to qualify as a REIT; (iii) repurchase capital stock; or (iv) merge. We currently exceed all minimum thresholds. In addition, our 5.625% senior notes are secured by a combination of first lien mortgages and related security interests on nine hotels, as well as pledges of equity interests in certain subsidiaries of FelCor LP, and our 6.00% senior unsecured notes require us to maintain a minimum amount of unencumbered assets.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.                                      Debt  — (continued)

At December 31, 2016, we had consolidated secured debt totaling $879.3 million, encumbering 22 of our Consolidated Hotels with a $1.1 billion aggregate net book value. Except for our 5.625% senior secured notes due 2023 and our line of credit, our secured debt is generally recourse solely to the specific hotels securing the debt, except in case of fraud, misapplication of funds and certain other customary limited recourse carve-out provisions that could extend recourse to us. Much of our secured debt allows us to substitute collateral under certain conditions and is freely prepayable, subject in some instances to various prepayment, yield maintenance or defeasance obligations.

Most of our secured debt (other than our 5.625% senior secured notes) is subject to lock-box arrangements under certain circumstances. We are permitted to spend an amount required to cover our hotel operating expenses, taxes, debt service, insurance and capital expenditure reserves, even if revenues are flowing through a lock-box triggered by a specified debt service coverage ratio not being met. All of our consolidated loans subject to lock-box provisions currently exceed the applicable minimum debt service coverage ratios.

We reported $78.2 million, $79.1 million, and $90.7 million of interest expense for the years ended December 31, 2016, 2015, and 2014, respectively, which is net of: (i) interest income of $62,000, $24,000, and $48,000, and (ii) capitalized interest of $973,000, $6.0 million, and $16.3 million, respectively.

To fulfill requirements under one of our loans, we entered into an interest rate cap agreement with an aggregate notional amount of $140 million at December 31, 2015. We did not designate the interest rate cap as a hedge, and it had an insignificant fair value at December 31, 2015, resulting in no significant impact on earnings. We had no outstanding interest rate caps at December 31, 2016.

Future scheduled principal payments on debt obligations at December 31, 2016 are as follows (in thousands):

Year
2017	$87,637
2018	2,954
2019	122,106
2020	3,245
2021	3,432
Thereafter	1,134,919
$1,354,293

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.                               Fair Value of Financial Instruments

We base disclosures about fair value of our financial instruments on pertinent information available to management as of December 31, 2016 and 2015. We exercise considerable judgment when interpreting market data and developing estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that we could realize on disposition of the financial instruments. Different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts.

We base our estimates of the fair value of: (i) cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses on their carrying values due to their relatively short maturity; (ii) our debt for which trading prices are publicly available on observable market data (a Level 2 input) (that debt had an estimated fair value of approximately $1.0 billion at December 31, 2016 and 2015); and (iii) our debt for which trading prices are not publicly available on a discounted cash flow model using effective borrowing rates for debt with similar terms, loan to estimated fair value of collateral and remaining maturities (a Level 3 input) (that debt had an estimated fair value of $364.6 million and $438.8 million at December 31, 2016 and 2015, respectively). The estimated fair value of all our debt was $1.4 billion and $1.5 billion at December 31, 2016 and 2015, respectively. The carrying value of our debt was $1.3 billion and $1.4 billion at December 31, 2016 and 2015, respectively.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.                               FelCor Capital Stock/FelCor LP Partners’ Capital

FelCor, as FelCor LP’s general partner, is obligated to contribute the net proceeds from any issuance of its equity securities to FelCor LP in exchange for units, corresponding in number and terms to the equity securities issued.

Preferred Stock/Units

FelCor’s Board of Directors is authorized to provide for the issuance of up to 20 million shares of preferred stock in one or more series, to establish the number of shares in each series, to fix the designation, powers, preferences and rights of each such series, and the qualifications, limitations or restrictions thereof.

Our Series A preferred stock (units) bears an annual cumulative dividend (distribution) payable in arrears equal to the greater of $1.95 per share (unit) or the cash distributions declared or paid for the corresponding period on the number of shares of common stock (units) into which the Series A preferred stock (units) is then convertible. Each share (unit) of the Series A preferred stock (units) is convertible at the holder’s option to 0.7752 shares of common stock (units), subject to certain adjustments.

In April 2015, FelCor called for redemption of all of its outstanding shares of 8% Series C Cumulative Redeemable Preferred Stock and all depositary shares representing the Series C preferred stock. FelCor redeemed those shares of Series C preferred stock and the depositary shares, and FelCor LP concurrently redeemed its Series C preferred units, on May 14, 2015 using proceeds from the equity offering. Including dividends of $491,000, the total redemption price was $170.4 million. We reduced income available to common stockholders (unitholders) by $6.1 million for the year ended December 31, 2015, primarily representing the original issuance costs ($5.5 million) and discount ($538,000) of the redeemed Series C preferred stock (Units).

Common Stock/Units

In April 2015, FelCor issued 18.4 million shares of its common stock at $11.25 per share in a public offering. FelCor contributed the net proceeds from the offering ($199 million) to FelCor LP in exchange for 18.4 million common units of limited partnership interests.

In 2015, FelCor’s Board approved a common stock repurchase program, under which it may spend up to $100 million repurchasing shares of its common stock through October 2017. FelCor may repurchase shares in transactions on the open market, in privately-negotiated transactions or by other means, including Rule 10b5-1 trading plans, in accordance with applicable securities laws and other restrictions. In 2015, FelCor paid $14.4 million (including commissions) repurchasing approximately 2.0 million shares of its common stock at an average price of $7.26 per share. In 2016, FelCor repurchased 4.6 million shares for $30.5 million (including commissions), at an average price of $6.58 per share. Since the inception of the repurchase program, FelCor has repurchased 6.6 million shares for $44.8 million (including commissions), at an average share price of $6.78 per share. All repurchased shares have been retired and have been re-designated as authorized but unissued.

There is no guaranty as to the number of shares that will be repurchased, and FelCor may extend, suspend or discontinue its repurchase program at any time without notice at its discretion.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.                               Income Taxes

FelCor LP is a partnership for federal income tax purposes, and is not subject to federal income tax. However, under its partnership agreement, it is required to reimburse FelCor for any tax payments FelCor LP is required to make. Accordingly, the tax information herein represents disclosures regarding FelCor and its taxable subsidiaries.

FelCor elected to be treated as a REIT under the federal income tax laws. As a REIT, FelCor generally is not subject to federal income taxation at the corporate level on taxable income that is distributed to its stockholders. FelCor may, however, be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income. FelCor’s taxable REIT subsidiaries, or TRSs, formed to lease its hotels are subject to federal, state and local income taxes. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its annual taxable income to its stockholders. If FelCor fails to qualify as a REIT in any taxable year for which the statute of limitations remains open, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) for such taxable year and may not qualify as a REIT for four subsequent years. In connection with FelCor’s election to be treated as a REIT, its charter imposes restrictions on the ownership and transfer of shares of its common stock. FelCor LP expects to make distributions on its units sufficient to enable FelCor to meet its distribution obligations as a REIT.

We account for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The following table reconciles our TRSs’ GAAP net income (loss) to federal taxable income (in thousands):

	Year Ended December 31,
	2016	2015	2014
GAAP consolidated net income (loss) attributable to FelCor LP	$3,405	$(9,059)	$92,236
Loss (income) allocated to FelCor LP unitholders	93	194	(137)
GAAP consolidated net income (loss) attributable to FelCor	3,498	(8,865)	92,099
GAAP net loss (income) from REIT operations	21,332	21,838	(68,796)
GAAP net income of taxable subsidiaries	24,830	12,973	23,303
Taxes related to joint venture transaction	—	—	5,761
Gain/loss differences from dispositions	—	(872)	—
Depreciation and amortization(a)	(12,437)	(1,877)	(461)
Employee benefits not deductible for tax	(2,965)	(588)	(101)
Management fee recognition	—	(107)	(1,151)
Cancellation of debt	—	—	(3,188)
Capitalized TRS start-up costs	—	—	11,859
Other book/tax differences	386	3,827	181
Federal tax income of taxable subsidiaries before utilization of net operating losses	9,814	13,356	36,203
Utilization of net operating loss	(9,814)	(13,356)	(36,203)
Net federal tax income of taxable subsidiaries	$—	$—	$—

(a)                                             The changes in book/tax differences in depreciation and amortization principally result from book and tax basis differences, differences in depreciable lives and accelerated depreciation methods.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.                               Income Taxes - (continued)

Included in our consolidated statement of operations are $873,000, $1.2 million and $660,000 related to current state income taxes for the years ended December 31, 2016, 2015 and 2014, respectively. State income taxes in 2014 have been reclassified from taxes, insurance and lease expense to conform to the 2016 and 2015 presentation of a separate line for income tax expense on our consolidated statements of operations.

Our TRSs had a deferred tax asset, on which we had a 100% valuation allowance, primarily comprised of the following (in thousands):

	December 31,
	2016	2015
Accumulated net operating losses of TRSs	$94,219	$98,367
Tax property basis compared to book	4,844	(4,518)
Accrued employee benefits not deductible for tax	4,966	4,889
Historic tax credits(a)	19,357	25,375
Other	26	109
Gross deferred tax asset	123,412	124,222
Valuation allowance	(123,412)	(124,222)
Deferred tax asset after valuation allowance	$—	$—

(a)                                             Because of the completion of construction at The Knickerbocker in 2015, one of our TRSs became entitled to the future benefits of historic tax credits that vest over a five year period and do not expire. Historic tax credits for 2015 reflect both federal and state credits. Upon the filing of the state return for 2015 in 2016, the state credit became refundable. Historic tax credits for 2016 reflect federal credits only.

We provided a valuation allowance against our deferred tax asset that results in no net deferred tax asset at December 31, 2016 and 2015. We recorded a 100% valuation allowance related to our TRSs’ net deferred tax asset because we believe it is more likely than not that the deferred tax asset will not be fully realized. The realization of the deferred tax assets associated with our net operating losses and historic tax credits is dependent on projections of future taxable income, for which there is uncertainty when considering our historic results and the cyclical nature of the lodging industry. Accordingly, no provision or benefit for deferred income taxes is reflected in the accompanying consolidated statements of operations. At December 31, 2016, our TRSs had net operating loss carryforwards for federal income tax purposes of $254.8 million, which are available to offset future taxable income, if any, and do not begin to expire until 2024.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.                               Income Taxes - (continued)

The following table reconciles REIT GAAP net income (loss) to taxable income (loss) (in thousands):

	Year Ended December 31,
	2016	2015	2014
GAAP net income (loss) from REIT operations	$(21,332)	$(21,838)	$68,796
Book/tax differences, net:
Dividend income from TRS	25,650	24,809	—
Depreciation and amortization(a)	19,582	3,937	1,831
Noncontrolling interests	(93)	(400)	329
Gain/loss differences from dispositions	(16,572)	18,335	(99,946)
Impairment loss not deductible for tax	26,459	20,861	—
Conversion costs	(3,233)	(3,233)	(3,233)
Other	(446)	1,505	(1,674)
Tax income (loss)(b)	$30,015	$43,976	$(33,897)

(a)                                             Book/tax differences in depreciation and amortization principally result from differences in depreciable lives and accelerated depreciation methods.

(b)                                             The dividend distribution requirement is 90% of any taxable income (net of capital gains). For 2016 and 2015, our distributions were in excess of 100% of taxable income.

At December 31, 2016, FelCor had net operating loss carryforwards for federal income tax purposes of $534.2 million, which it expects to use to offset future distribution requirements.

For income tax purposes, dividends paid consist of ordinary income, capital gains, return of capital or a combination thereof. Dividends paid per share were characterized, in accordance with the requirements under the Internal Revenue Code, as follows:

	2016			2015			2014
	Amount		%	Amount		%	Amount		%
Preferred Stock - Series A
Capital gains	$—		—	$1.23		63.08	$—		—
Dividend income	1.03		52.82	0.72		36.92	—		—
Non-dividend distribution	0.92		47.18	—		—	1.95		100.00
	$1.95	(a)	100.00	$1.95	(b)	100.00	$1.95	(c)	100.00
Preferred Stock - Series C
Capital gains	$—		—	$0.63		63.00	$—		—
Dividend income	—		—	0.37		37.00	—		—
Non-dividend distribution	—		—	—		—	2.00		100.00
	$—		—	$1.00	(b)	100.00	$2.00	(c)	100.00
Common Stock
Capital gains	$—		—	$—		—	$—		—
Dividend income	—		—	—		—	—		—
Non-dividend distribution	0.24		100.00	0.16		100.00	0.08		100.00
	$0.24	(a)	100.00	$0.16	(b)	100.00	$0.08	(c)	100.00

(a)                                             Fourth quarter 2015 preferred and common distributions were paid January 29, 2016, and were treated as 2016 distributions for tax purposes.

(b)                                             Fourth quarter 2014 preferred and common distributions were paid January 29, 2015, and were treated as 2015 distributions for tax purposes.

(c)                                              Fourth quarter 2013 preferred and common distributions were paid January 30, 2014, and were treated as 2014 distributions for tax purposes.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.                               Redeemable Noncontrolling Interests in FelCor LP/Redeemable Units

We record redeemable noncontrolling interests in FelCor LP, in the case of FelCor, and redeemable units, in the case of FelCor LP, in the mezzanine section (between liabilities and equity or partners’ capital) of our consolidated balance sheets because of the redemption feature of these units. Additionally, FelCor’s consolidated statements of operations separately present earnings attributable to redeemable noncontrolling interests. We adjust redeemable noncontrolling interests in FelCor LP (or redeemable units) each period to reflect the greater of its carrying value based on the accumulation of historical cost or its redemption value. We base the historical cost on the proportionate relationship between the carrying value of equity associated with FelCor’s common stockholders relative to that of FelCor LP’s unitholders. We base redemption value on the closing price of FelCor’s common stock at period end. FelCor allocates net income (loss) to FelCor LP’s noncontrolling partners based on their weighted average ownership percentage during the period.

At December 31, 2016, we had 610,183 limited partnership units outstanding carried at $4.9 million. We base the value of these outstanding units on the closing price of FelCor’s common stock at December 31, 2016 ($8.01/share).

Changes in redeemable noncontrolling interests (or redeemable units) are shown below (in thousands):

	Year Ended December 31,
	2016	2015
Balance at beginning of period	$4,464	$6,616
Conversion of units	(9)	—
Redemption value allocation	673	(1,865)
Distributions paid to unitholders	(147)	(93)
Comprehensive income (loss):
Net loss	(93)	(194)
Balance at end of period	$4,888	$4,464

14.                               Hotel Operating Revenue, Departmental Expenses and Other Property-Related Operating Costs

Hotel operating revenue from continuing operations was comprised of the following (in thousands):

	Year Ended December 31,
	2016	2015	2014
Room revenue	$661,640	$673,276	$713,213
Food and beverage revenue	155,227	158,531	157,607
Other operating departments	45,951	46,564	47,161
Total hotel operating revenue	$862,818	$878,371	$917,981

Nearly all of our revenue is comprised of hotel operating revenues. These revenues are recorded net of any sales or occupancy taxes collected from our guests. We record all rebates or discounts, when allowed, as a reduction in revenue, and there are no material contingent obligations with respect to rebates or discounts offered by us. All revenues are recorded on an accrual basis, as earned. We make appropriate allowances for doubtful accounts, which we record as bad debt expense. The remainder of our revenue is from condominium management fee income and other sources.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.                               Hotel Operating Revenue, Departmental Expenses and Other Property-Related Operating Costs - (continued)

Hotel departmental expenses from continuing operations were comprised of the following (in thousands):

	Year Ended December 31,
	2016	2015	2014
Room	$171,883	$172,252	$188,465
Food and beverage	119,047	123,384	121,201
Other operating departments	15,120	17,505	22,210
Total hotel departmental expenses	$306,050	$313,141	$331,876

Other property-related costs from continuing operations were comprised of the following amounts (in thousands):

	Year Ended December 31,
	2016	2015	2014
Hotel general and administrative expense	$78,329	$78,233	$79,420
Marketing	70,978	76,548	77,939
Repair and maintenance	36,381	39,091	43,886
Utilities	26,492	29,674	36,925
Total other property-related costs	$212,180	$223,546	$238,170

In March 2013, we rebranded and transitioned management at eight hotels located in strategic markets to Wyndham brands. Wyndham’s parent guaranteed a minimum level of net operating income for each year of the initial 10-year term, subject to an aggregate $100 million limit over the term (of which we have received or accrued $16.1 million through 2016) and an annual $21.5 million limit. Amounts recorded under the guaranty are accounted for, to the extent available, as a reduction in contractual management and other fees paid and payable to Wyndham. Any amounts in excess of those fees will be recorded as revenue when earned. For the years ended December 31, 2016, 2015, and 2014, we have recorded $5.3 million, $1.4 million, and $1.3 million, respectively, for the guaranty as a reduction of Wyndham’s contractual management and other fees.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.                               Taxes, Insurance and Lease Expense

Taxes, insurance and lease expense from continuing operations were comprised of the following (in thousands):

	Year Ended December 31,
	2016	2015	2014
Hotel lease expense(a)	$4,896	$7,107	$31,635
Land lease expense(b)	14,220	15,458	12,338
Real estate and other taxes	30,556	29,469	31,113
Property insurance, general liability insurance and other	7,645	7,173	9,180
Total taxes, insurance and lease expense	$57,317	$59,207	$84,266

(a)                                             We record hotel lease expense for the consolidated operating lessees of hotels owned by unconsolidated entities and partially offset this expense through noncontrolling interests in other partnerships (generally 49%). We record our 50% share of the corresponding lease income through equity in income from unconsolidated entities. Hotel lease expense includes percentage rent of $1.7 million, $3.4 million and $17.3 million for the years ended December 31, 2016, 2015, and 2014, respectively, and reflects a decrease attributable to the unwinding of our 10-hotel unconsolidated joint ventures in July 2014.

(b)                                             We include in land lease expense percentage rent of $5.8 million, $5.7 million and $4.5 million for the years ended December 31, 2016, 2015, and 2014, respectively.

16.                               Land Leases and Hotel Rent

We lease land occupied by certain hotels from third parties under various operating leases that expire through 2090. Certain land leases contain contingent rent features based on gross revenue at the respective hotels. In addition, we recognize rent expense for one hotel that is owned by an unconsolidated entity and is leased to our consolidated lessee. These leases require the payment of base rents and contingent rent based on revenues at the respective hotels. Future minimum lease payments under our land lease obligations and hotel leases at December 31, 2016, were as follows (in thousands):

Year
2017	$8,463
2018	7,807
2019	5,808
2020	5,819
2021	5,830
2022 and thereafter	203,532
$237,259

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.                               Income (Loss) Per Share/Unit

The following tables set forth the computation of basic and diluted income (loss) per share/unit (in thousands, except per share/unit data):

FelCor Income (Loss) Per Share

	Year Ended December 31,
	2016	2015	2014
Numerator:
Net income (loss) attributable to FelCor	$3,498	$(8,865)	$92,099
Discontinued operations attributable to FelCor	3,118	(674)	359
Income (loss) from continuing operations attributable to FelCor	6,616	(9,539)	92,458
Less: Preferred dividends	(25,115)	(30,138)	(38,712)
Less: Redemption of preferred stock	—	(6,096)	—
Less: Dividends declared on unvested restricted stock	(129)	(56)	(8)
Less: Undistributed earnings allocated to unvested restricted stock	—	—	(20)
Numerator for continuing operations attributable to FelCor common stockholders	(18,628)	(45,829)	53,718
Discontinued operations attributable to FelCor	(3,118)	674	(359)
Numerator for basic and diluted income (loss) attributable to FelCor common stockholders	$(21,746)	$(45,155)	$53,359
Denominator:
Denominator for basic income (loss) per share	138,128	137,730	124,158
FelCor restricted stock units, less shares assumed purchased at market	—	—	734
Denominator for diluted income (loss) per share	138,128	137,730	124,892
Basic and diluted income (loss) per share data:
Income (loss) from continuing operations	$(0.13)	$(0.33)	$0.43
Discontinued operations	$(0.02)	$—	$—
Net income (loss)	$(0.16)	$(0.33)	$0.43

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.                               Income (Loss) Per Share/Unit - (continued)

FelCor LP Income (Loss) Per Unit

	Year Ended December 31,
	2016	2015	2014
Numerator:
Net income (loss) attributable to FelCor LP	$3,405	$(9,059)	$92,236
Discontinued operations attributable to FelCor LP	3,131	(677)	360
Income (loss) from continuing operations attributable to FelCor LP	6,536	(9,736)	92,596
Less: Preferred distributions	(25,115)	(30,138)	(38,712)
Less: Redemption of preferred units	—	(6,096)	—
Less: Distributions declared on FelCor unvested restricted stock	(129)	(56)	(8)
Less: Undistributed earnings allocated to FelCor unvested restricted stock	—	—	(20)
Numerator for continuing operations attributable to FelCor LP common unitholders	(18,708)	(46,026)	53,856
Discontinued operations attributable to FelCor LP	(3,131)	677	(360)
Numerator for basic and diluted income (loss) attributable to FelCor LP common unitholders	$(21,839)	$(45,349)	$53,496
Denominator:
Denominator for basic income (loss) per unit	138,739	138,341	124,772
FelCor restricted stock units, less shares assumed purchased at market	—	—	739
Denominator for diluted income (loss) per unit	138,739	138,341	125,511
Basic and diluted income (loss) per unit data:
Income (loss) from continuing operations	$(0.13)	$(0.33)	$0.43
Discontinued operations	$(0.02)	$—	$—
Net income (loss)	$(0.16)	$(0.33)	$0.43

The income (loss) from continuing operations attributable to FelCor/FelCor LP share/unit in the above calculations includes the net gain on sale of hotels attributable to FelCor/FelCor LP.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.                               Income (Loss) Per Share/Unit - (continued)

Securities that could potentially dilute earnings per share/unit in the future that were not included in the computation of diluted income (loss) per share/unit, because they would have been antidilutive for the periods presented, are as follows (unaudited, in thousands):

	Year Ended December 31,
	2016	2015	2014
Series A convertible preferred shares/units	9,984	9,984	9,984
FelCor restricted stock units, less shares assumed purchased at the market	155	488	—

Series A preferred dividends (distributions) that would be excluded from net income (loss) attributable to FelCor common stockholders (or FelCor LP common unitholders), if these preferred shares/units were dilutive, were $25.1 million for all periods presented.

We grant our executive officers restricted stock units each year, which provides them with the potential to earn shares of our common stock. We amortize the fixed cost of these grants over the vesting period. We calculate the potential dilutive impact of these awards on our earnings per share using the treasury stock method.

18.                               Commitments and Contingencies

Our property insurance has a $100,000 “all-risk” deductible and a 5% deductible (insured value) for named windstorm coverage and for California earthquake coverage. Substantial uninsured or not fully insured losses would have a material adverse impact on our operating results, cash flows and financial condition. Catastrophic losses, such as the losses caused by hurricanes in 2005, could make the cost of insuring against these types of losses prohibitively expensive or difficult to find. In an effort to limit the cost of insurance, we purchase catastrophic insurance coverage based on probable maximum losses based on 250-year events. We have established a self-insured retention of $250,000 per occurrence for general liability insurance with regard to 32 of our hotels. The remainder of our hotels participate in general liability programs sponsored by our managers, with no deductible.

Our hotels are operated under various management agreements that call for minimum base management fees, which generally range from 2 to 3% of total revenue, with the exception of our IHG-managed hotel, where base management fees are 2% of total revenue plus 5% of room revenue. Most of our management agreements also provide for incentive management fees that are subordinated to our return on investment. In addition, the management agreements generally require us to invest approximately 3 to 5% of revenues for capital expenditures. The management agreements generally have terms from 5 to 20 years and generally have renewal options.

The management agreements governing the operations of 32 of our Consolidated Hotels contain the right and license to operate the hotels under the specified brands. The remaining six Consolidated Hotels operate under franchise or license agreements that are separate from our management agreements. Typically, our franchise or license agreements provide for a license fee, or royalty, of 4 to 5.5% of room revenues. In the event

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.                               Commitments and Contingencies - (continued)

we breach one of these agreements, in addition to losing the right to use the brand name for the operation of the applicable hotel, we may be liable, under certain circumstances, for liquidated damages (generally equal to the fees paid to the franchisor with respect to that hotel during the three immediately preceding years).

At December 31, 2016, we have $26.2 million in purchase obligations related to planned renovations at our hotels, most of which we expect to spend in 2017.

One of our consolidated subsidiaries was engaged in a commercial dispute with a third party that related to circumstances that arose prior to December 31, 2014. Under generally accepted accounting principles, we recorded $5.9 million in other expenses in 2014 to establish a provision for our estimate of our maximum exposure for this contingency. We paid the disputed amount in January 2015 but continued asserting our contractual rights. In June 2015, we settled the commercial dispute and recovered $3.7 million (net of legal costs), which we have recorded in other revenue for the year ended December 31, 2015.

In April 2016, an affiliate of InterContinental Hotels Group PLC, or IHG, which had formerly operated three hotels on our behalf (two of which we sold in 2006, and one of which we converted to Wyndham operation and brand in 2013), notified us that the pension fund in which the employees at those hotels had participated has assessed $8.3 million in withdrawal liability in connection with the termination of IHG’s operation of those hotels. Under our hotel management agreements with IHG, we may be obligated to indemnify and hold IHG harmless for some or all of any amount ultimately contributed to the pension fund with respect to these hotels.

Because of the rules and regulations governing the pension trust, we have paid $1.1 million to the pension trust during 2016 and expect to continue making such payments, on a quarterly basis, while the dispute is ongoing, subject to an overall contribution limit corresponding to the amount sought by the pension trust. While we aggressively oppose the pension trust’s position, we believe that resolution of this matter may not occur until mid-2018. Accordingly, we have recorded the $1.1 million in payments made in 2016 and accrued for seven more quarterly payments (approximately $2.0 million) that would be made if the dispute remains unresolved until mid-2018 as a loss on the sale of hotels included in discontinued operations (because it primarily relates to hotels sold prior to 2013).

Despite these payments and accruals, we believe that (i) the pension trust was in error in assessing the withdrawal liability in this situation and (ii) even if the pension trust was not in error, we are not responsible for a significant portion (or perhaps any) of the withdrawal liability assessed by the pension trust for other reasons and that we are likely to recover a significant portion (if not all) of what we have paid, and may pay in the future, to the pension trust with respect to its claim. Consequently, we are vigorously disputing the underlying claims and, if appropriate, IHG’s demand for indemnification. The matter involves significant legal, actuarial and factual analysis with respect to each hotel, and we have not determined whether any loss to us is probable or that any such loss is estimable (other than the payments and accrual noted in the previous paragraph, for which we intend to seek recovery).

There is no other litigation pending or known to be threatened against us or affecting any of our hotels, other than claims arising in the ordinary course of business or which are not considered to be material. Furthermore, most of these claims are substantially covered by insurance. We do not believe that any claims known to us, individually or in the aggregate, will have a material adverse effect on us.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.                               Supplemental Cash Flow Disclosure

In 2016 and 2014, we allocated $8,600 and $55,700, respectively, of noncontrolling interests to additional paid-in capital with regard to the exchange of 1,279 and 6,080 units, respectively, for common stock.

For the year ended December 31, 2016, our repayment of borrowings consisted of payments on our line of credit of $156.0 million and normal recurring principal payments of $2.7 million.

For the year ended December 31, 2015, our repayment of borrowings consisted of debt retirement of $880.5 million, payments on our line of credit of $314.5 million, payments on the cash collateralized tranche of our Knickerbocker loan of $6.3 million and normal recurring principal payments of $2.6 million.

For the year ended December 31, 2014, our repayment of borrowings consisted of debt retirement of $310.2 million, payments on our line of credit of $251.0 million, payments on the cash collateralized tranche of our Knickerbocker loan of $58.6 million and normal recurring principal payments of $3.3 million.

For the years ended December 31, 2016, 2015, and 2014, the changes in accrued expenses and other liabilities related to investment in hotels and hotel development were a decrease of $4.5 million, an increase of $2.7 million, and a decrease of $11.3 million, respectively.

20.                               FelCor Stock Based Compensation Plans

FelCor sponsors a restricted stock and stock option plan, or the Plan. FelCor is authorized to issue up to 6,100,000 shares of common stock under the Plan pursuant to awards granted in the form of incentive stock options, non-qualified stock options, restricted stock and restricted stock units. Stock-based grants vest subject to time-based or performance-based vesting. There were 4,085,899 shares available for grant under the Plan at December 31, 2016.

FelCor Restricted Stock and Restricted Stock Units

A summary of the status of FelCor’s restricted stock and restricted stock unit grants as of December 31, 2016, 2015 and 2014, and the changes during these years is presented below:

	2016		2015		2014
	Shares	Weighted Average Fair Market Value at Grant	Shares	Weighted Average Fair Market Value at Grant	Shares	Weighted Average Fair Market Value at Grant
Shares unvested at beginning of the year	1,830,123	$6.79	1,509,519	$5.70	1,270,000	$4.12
Granted:
With up to 5-year pro rata vesting	1,207,926	$6.24	1,116,394	$8.14	1,036,252	$6.70
Forfeited	(396,148)	$6.04	(2,250)	$9.62	(2,250)	$9.62
Vested	(771,508)	$7.72	(793,540)	$6.61	(794,483)	$4.46
Shares unvested at end of the year	1,870,393	$6.21	1,830,123	$6.79	1,509,519	$5.70

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.                               FelCor Stock Based Compensation Plans - (continued)

Our executive officers were granted market based restricted stock units providing them with the potential to earn common shares based on total stockholder return relative to a group of 10 lodging REIT peers. These awards granted in 2013 through 2015 vest in three increments over four years. Market based awards granted to our executive officers in 2016 cliff vest in three years. Fair value of our market based restricted stock units estimates are based on a Monte Carlo simulation.

The assumptions used in this simulation include the following:

	2016	2015	2014
Annual volatility(a)	45.92%	48.11%	53.78%
Dividend rate(b)	$0.05	$0.04	$0.02
Risk-free rate	0.93%	1.32%	1.13%

(a) Based on share price history.

(b) Based on dividend rate at time of award.

Our executive officers were also granted time-based restricted stock unit awards in 2016 that vest in three equal increments over three years. Other employees have received time-based restricted stock awards that vest in equal increments over three years to five years.

Our executive officers also received financial performance based awards in 2016, however the three-year performance requirement for vesting has not yet been established. As such, these awards do not yet have a grant date and no expense has been recorded for financial statement purposes.

The fixed cost of market and time based grants is amortized over the vesting period. The unearned compensation cost of FelCor’s granted but unvested restricted stock and units was $5.1 million and $6.9 million, as of December 31, 2016 and 2015, respectively. The weighted average period over which the December 31, 2016 cost is to be amortized is approximately one year. Amortization expense for fixed stock compensation related to FelCor’s restricted stock and units was $5.0 million, $5.1 million, and $3.7 million for the years ended December 31, 2016, 2015 and 2014, respectively.

The restricted stock unit grant also provides that to the extent any of these executive officers earn more shares than allowed under the plan upon vesting of this grant, the excess is settled in cash. To the extent there is excess likely to settle in cash, these awards are accounted for as liability awards, the fair value of which is remeasured at the end of each reporting period. We paid $3.3 million in 2016 and $1.9 million in 2015 for the excess cash settlements for vested awards. The liability accrued for these awards expected to be settled in cash was $1.0 million and $2.6 million as of December 31, 2016 and 2015, respectively. Amortization expense for our variable stock compensation was $450,000, $798,000, and $2.7 million for the years ended December 31, 2016, 2015 and 2014, respectively.

21.                               Employee Benefits

FelCor offers a 401(k) retirement savings plan and health insurance benefits to its employees. FelCor’s matching contribution to our 401(k) plan totaled approximately $1.0 million during 2016 and 2015 and $948,000 for 2014. Health insurance benefits cost $1.4 million for the year ended December 31, 2016, $1.3 million for 2015, and $1.2 million for 2014.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21.                               Employee Benefits - (continued)

During the years ended December 31, 2016 and 2015, we recorded severance charges of $6.9 million (including $2.9 million of equity based charges) and $3.7 million (including $1.4 million of equity based charges), respectively. The charges are included in other expenses and primarily relate to FelCor’s former chief executive officer for 2016 and certain other officers for 2015.

FelCor LP has no employees, and FelCor, as FelCor LP’s sole general partner, performs FelCor LP’s management functions.

The employees at our hotels are employees of the respective management companies. Under the management agreements, we reimburse the management companies for the compensation and benefits related to the employees who work at our hotels. We are not, however, the sponsors of their employee benefit plans.

22.                               Segment Information

We have determined that our business is conducted in one operating segment because of the similar economic characteristics of our hotels.

The following table sets forth revenues from continuing operations and investment in hotel assets represented by the following geographical areas (in thousands):

	Revenue For the Year Ended December 31,			Investment in Hotel Assets as of December 31,
	2016	2015	2014	2016	2015
California	$293,002	$299,422	$277,458	$312,222	$410,009
Florida	136,789	138,055	135,972	223,362	215,657
Massachusetts	93,037	93,685	85,665	152,462	162,875
New York	72,966	51,649	33,916	431,724	469,489
South Carolina	64,783	63,258	58,398	114,339	112,038
Other states	206,377	240,185	321,792	332,714	359,463
Canada	—	—	8,386	—	—
Total	$866,954	$886,254	$921,587	$1,566,823	$1,729,531

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. Quarterly Operating Results (unaudited)

Our unaudited consolidated quarterly operating data for the years ended December 31, 2016 and 2015 follows (in thousands, except per share/unit data). In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management’s opinion, however, that quarterly operating data for hotel enterprises is not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in stockholders’ equity (or partners’ capital) and cash flows for a period of several years.

FelCor

2016	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$210,144	$237,906	$222,981	$195,923
Income (loss) from continuing operations	$(4,367)	$14,400	$(9,761)	$730
Discontinued operations	$—	$—	$(3,131)	$—
Net income (loss) attributable to FelCor	$(4,922)	$13,391	$(5,099)	$128
Net income (loss) attributable to FelCor common stockholders	$(11,201)	$7,112	$(11,378)	$(6,150)
Comprehensive income (loss) attributable to FelCor	$(4,922)	$13,391	$(5,099)	$128
Basic and diluted per common share data:
Net income (loss) from continuing operations	$(0.08)	$0.05	$(0.06)	$(0.04)
Discontinued operations	$—	$—	$(0.02)	$—
Net income (loss)	$(0.08)	$0.05	$(0.08)	$(0.04)
Basic weighted average common shares outstanding	139,678	138,182	137,464	137,244
Diluted weighted average common shares outstanding	139,678	138,678	137,464	137,244

2015	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$213,695	$241,103	$225,152	$206,304
Loss from continuing operations	$(4,895)	$(2,614)	$(11,785)	$(4,266)
Discontinued operations	$4	$(83)	$498	$250
Net income (loss) attributable to FelCor	$6,783	$(3,284)	$(8,208)	$(4,156)
Net loss attributable to FelCor common stockholders	$(2,895)	$(17,283)	$(14,487)	$(10,434)
Comprehensive income (loss) attributable to FelCor	$6,783	$(3,284)	$(8,208)	$(4,156)
Basic and diluted per common share data:
Net loss from continuing operations	$(0.02)	$(0.12)	$(0.10)	$(0.07)
Basic weighted average common shares outstanding	124,519	140,322	142,982	142,823
Diluted weighted average common shares outstanding	124,519	140,322	142,982	142,823

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23. Quarterly Operating Results (unaudited) - (continued)

FelCor LP

2016	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$210,144	$237,906	$222,981	$195,923
Income (loss) from continuing operations	$(4,367)	$14,400	$(9,761)	$730
Discontinued operations	$—	$—	$(3,131)	$—
Net income (loss) attributable to FelCor LP	$(4,970)	$13,422	$(5,149)	$102
Net income (loss) attributable to FelCor LP common unitholders	$(11,249)	$7,143	$(11,428)	$(6,176)
Comprehensive income (loss) attributable to FelCor LP	$(4,970)	$13,422	$(5,149)	$102
Basic and diluted per common unit data:
Net income (loss) from continuing operations	$(0.08)	$0.05	$(0.06)	$(0.04)
Discontinued operations	$—	$—	$(0.02)	$—
Net income (loss)	$(0.08)	$0.05	$(0.08)	$(0.04)
Basic weighted average common units outstanding	140,289	138,793	138,075	137,854
Diluted weighted average common units outstanding	140,289	139,289	138,075	137,854

2015	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenues	$213,695	$241,103	$225,152	$206,304
Loss from continuing operations	$(4,895)	$(2,614)	$(11,785)	$(4,266)
Discontinued operations	$4	$(83)	$498	$250
Net income (loss) attributable to FelCor LP	$6,769	$(3,359)	$(8,269)	$(4,200)
Net loss attributable to FelCor LP common unitholders	$(2,909)	$(17,358)	$(14,548)	$(10,478)
Comprehensive income (loss) attributable to FelCor LP	$6,769	$(3,359)	$(8,269)	$(4,200)
Basic and diluted per common unit data:
Net loss from continuing operations	$(0.02)	$(0.12)	$(0.10)	$(0.07)
Basic weighted average common units outstanding	125,130	140,933	143,594	143,434
Diluted weighted average common units outstanding	125,130	140,933	143,594	143,434

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24. Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive new revenue recognition model requiring a company to recognize revenue to depict the transfer of goods or services to a customer at an amount reflecting the consideration it expects to receive in exchange for those goods or services. In adopting ASU 2014-09, companies may use either a full retrospective or a modified retrospective approach.

Additionally, this guidance requires improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted but not before the original effective date (for annual reporting periods beginning after December 15, 2016). The Company expects to adopt this guidance on January 1, 2018, on a modified retrospective basis. Based on the company’s assessment of this standard, it is not expected to have a material effect on the amount of revenue, or the timing of recognizing revenue, from our hotel operations.

In February 2016, the FASB issued ASU 2016-02 - Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact our consolidated financial statements as we have certain operating lease arrangements. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective on January 1, 2019, with early adoption permitted. While we are still in the process of evaluating the impact of this new guidance, we do expect that the application of this standard will result in the recording of a right-of-use asset and a related lease liability on our ground leases.

In August 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-18, Restricted Cash, which addresses classification issues related to the statement of cash flows which may impact our classification of cash activity related to restricted cash. The standard is effective for fiscal years beginning after December 15, 2017, with early adoption permitted.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.          FelCor LP’s Consolidating Financial Information

Certain of FelCor LP’s 100% owned subsidiaries (FCH/PSH, L.P.; FelCor/CMB Buckhead Hotel, L.L.C.; FelCor/CMB Marlborough Hotel, L.L.C.; FelCor/CMB Orsouth Holdings, L.P.; FelCor/CMB SSF Holdings, L.P.; FelCor/CSS Holdings, L.P.; FelCor Dallas Love Field Owner, L.L.C.; FelCor Milpitas Owner, L.L.C.; FelCor TRS Borrower 4, L.L.C.; FelCor TRS Holdings, L.L.C.; FelCor Hotel Asset Company, L.L.C.; FelCor St. Pete (SPE), L.L.C.; FelCor Esmeralda (SPE), L.L.C.; FelCor S-4 Hotels (SPE), L.L.C.; Madison 237 Hotel, L.L.C.; Myrtle Beach Owner, L.L.C.; and Royalton 44 Hotel, L.L.C., collectively, “Subsidiary Guarantors”), together with FelCor, guaranty, fully and unconditionally, except where subject to customary release provisions as described below, and jointly and severally, our senior debt.

The guaranties by the Subsidiary Guarantors may be automatically and unconditionally released upon (i) the sale or other disposition of all of the capital stock of the Subsidiary Guarantor or the sale or disposition of all or substantially all of the assets of the Subsidiary Guarantor, if, in each case, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a subsidiary of FelCor LP, (ii) the consolidation or merger of any such Subsidiary Guarantor with any person other than FelCor LP, or a subsidiary of FelCor LP, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be a subsidiary of FelCor LP, (iii) a legal defeasance or covenant defeasance of the indenture, (iv) the unconditional and complete release of such Subsidiary Guarantor in accordance with the modification and waiver provisions of the indenture, or (v) the designation of a restricted subsidiary that is a Subsidiary Guarantor as an unrestricted subsidiary under and in compliance with the indenture.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.          FelCor LP’s Consolidating Financial Information - (continued)

The following tables present consolidating information for the Subsidiary Guarantors.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATING BALANCE SHEET

December 31, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net investment in hotels	$—	$488,528	$1,078,295	$—	$1,566,823
Equity investment in consolidated entities	1,190,737	—	—	(1,190,737)	—
Investment in unconsolidated entities	2,410	4,800	1,102	—	8,312
Cash and cash equivalents	13,532	29,141	4,644	—	47,317
Restricted cash	—	16,433	3,058	—	19,491
Accounts receivable, net	2,804	33,338	5,938	—	42,080
Deferred expenses, net	—	—	4,527	—	4,527
Other assets	5,634	10,009	2,899	—	18,542
Total assets	$1,215,117	$582,249	$1,100,463	$(1,190,737)	$1,707,092

Debt, net	$985,767	$—	$391,995	$(39,436)	$1,338,326
Distributions payable	14,734	—	124	—	14,858
Accrued expenses and other liabilities	28,431	79,439	8,567	—	116,437

Total liabilities	1,028,932	79,439	400,686	(39,436)	1,469,621

Redeemable units, at redemption value	4,888	—	—	—	4,888

Preferred units	309,337	—	—	—	309,337
Common units	(128,040)	503,765	647,536	(1,151,301)	(128,040)
Total FelCor LP partners’ capital	181,297	503,765	647,536	(1,151,301)	181,297
Noncontrolling interests	—	(955)	8,458	—	7,503
Preferred capital in consolidated joint venture	—	—	43,783	—	43,783
Total partners’ capital	181,297	502,810	699,777	(1,151,301)	232,583
Total liabilities and partners’ capital	$1,215,117	$582,249	$1,100,463	$(1,190,737)	$1,707,092

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATING BALANCE SHEET

December 31, 2015

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net investment in hotels	$—	$625,835	$1,103,696	$—	$1,729,531
Equity investment in consolidated entities	1,260,779	—	—	(1,260,779)	—
Investment in unconsolidated entities	4,440	3,871	1,264	—	9,575
Cash and cash equivalents	21,219	33,873	4,694	—	59,786
Restricted cash	—	15,442	2,260	—	17,702
Accounts receivable, net	644	25,575	1,917	—	28,136
Deferred expenses, net	—	—	6,390	—	6,390
Other assets	3,587	8,786	2,419	—	14,792
Total assets	$1,290,669	$713,382	$1,122,640	$(1,260,779)	$1,865,912

Debt, net	$984,226	$—	$465,099	$(39,436)	$1,409,889
Distributions payable	15,016	—	124	—	15,140
Accrued expenses and other liabilities	26,810	83,787	14,677	—	125,274

Total liabilities	1,026,052	83,787	479,900	(39,436)	1,550,303

Redeemable units, at redemption value	4,464	—	—	—	4,464

Preferred units	309,337	—	—	—	309,337
Common units	(49,184)	630,412	590,931	(1,221,343)	(49,184)
Total FelCor LP partners’ capital	260,153	630,412	590,931	(1,221,343)	260,153
Noncontrolling interests	—	(817)	8,623	—	7,806
Preferred capital in consolidated joint venture	—	—	43,186	—	43,186
Total partners’ capital	260,153	629,595	642,740	(1,221,343)	311,145
Total liabilities and partners’ capital	$1,290,669	$713,382	$1,122,640	$(1,260,779)	$1,865,912

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.                               FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$862,818	$—	$—	$862,818
Percentage lease revenue	—	—	134,462	(134,462)	—
Other revenue	210	3,498	428	—	4,136
Total revenue	210	866,316	134,890	(134,462)	866,954

Expenses:
Hotel operating expenses	—	551,165	—	—	551,165
Taxes, insurance and lease expense	149	168,757	22,873	(134,462)	57,317
Corporate expenses	—	14,848	12,189	—	27,037
Depreciation and amortization	261	45,764	68,029	—	114,054
Impairment	—	26,459	—	—	26,459
Other expenses	7,266	4,830	644	—	12,740
Total operating expenses	7,676	811,823	103,735	(134,462)	788,772
Operating income	(7,466)	54,493	31,155	—	78,182
Interest expense, net	(58,265)	30	(19,947)	—	(78,182)
Other gains, net	—	—	342	—	342
Income before equity in income from unconsolidated entities	(65,731)	54,523	11,550	—	342
Equity in income from consolidated entities	69,540	—	—	(69,540)	—
Equity in income from unconsolidated entities	1,781	(202)	(46)	—	1,533
Income from continuing operations before income tax expense	5,590	54,321	11,504	(69,540)	1,875
Income tax expense	559	(1,586)	154	—	(873)
Income from continuing operations	6,149	52,735	11,658	(69,540)	1,002
Loss from discontinued operations	(3,131)	—	—	—	(3,131)
Loss before gain on sale of hotels	3,018	52,735	11,658	(69,540)	(2,129)
Gain on sale of hotels, net	387	6,450	(515)	—	6,322
Net income	3,405	59,185	11,143	(69,540)	4,193
Loss attributable to noncontrolling interests	—	520	153	—	673
Preferred distributions - consolidated joint venture	—	—	(1,461)	—	(1,461)
Net income attributable to FelCor LP	3,405	59,705	9,835	(69,540)	3,405
Preferred distributions	(25,115)	—	—	—	(25,115)
Net loss attributable to FelCor LP common unitholders	$(21,710)	$59,705	$9,835	$(69,540)	$(21,710)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.                               FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$878,371	$—	$—	$878,371
Percentage lease revenue	—	—	126,867	(126,867)	—
Other revenue	143	7,288	452	—	7,883
Total revenue	143	885,659	127,319	(126,867)	886,254

Expenses:
Hotel operating expenses	—	572,259	—	—	572,259
Taxes, insurance and lease expense	490	163,727	21,857	(126,867)	59,207
Corporate expenses	—	15,022	12,261	—	27,283
Depreciation and amortization	188	49,589	64,675	—	114,452
Impairment	—	20,861	—	—	20,861
Other expenses	3,995	7,451	1,033	—	12,479
Total operating expenses	4,673	828,909	99,826	(126,867)	806,541
Operating income	(4,530)	56,750	27,493	—	79,713
Interest expense, net	(57,062)	11	(22,067)	—	(79,118)
Debt extinguishment	(28,459)	—	(2,450)	—	(30,909)
Other gains, net	—	—	166	—	166
Loss before equity in income from unconsolidated entities	(90,051)	56,761	3,142	—	(30,148)
Equity in income from consolidated entities	73,274	—	—	(73,274)	—
Equity in income from unconsolidated entities	8,368	(489)	(46)	—	7,833
Loss from continuing operations before income tax expense	(8,409)	56,272	3,096	(73,274)	(22,315)
Income tax expense	(252)	(993)	—	—	(1,245)
Loss from continuing operations	(8,661)	55,279	3,096	(73,274)	(23,560)
Income from discontinued operations	—	11	658	—	669
Loss before gain on sale of hotels	(8,661)	55,290	3,754	(73,274)	(22,891)
Gain on sale of hotels, net	(398)	(17)	19,841	—	19,426
Net loss	(9,059)	55,273	23,595	(73,274)	(3,465)
Income attributable to noncontrolling interests	—	769	(4,926)	—	(4,157)
Preferred distributions - consolidated joint venture	—	—	(1,437)	—	(1,437)
Net loss attributable to FelCor LP	(9,059)	56,042	17,232	(73,274)	(9,059)
Preferred distributions	(30,138)	—	—	—	(30,138)
Redemption of preferred units	(6,096)	—	—	—	(6,096)
Net loss attributable to FelCor LP common unitholders	$(45,293)	$56,042	$17,232	$(73,274)	$(45,293)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.                               FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$917,981	$—	$—	$917,981
Percentage lease revenue	4,181	—	92,936	(97,117)	—
Other revenue	6	3,143	457	—	3,606
Total revenue	4,187	921,124	93,393	(97,117)	921,587
Expenses:
Hotel operating expenses	—	606,113	—	—	606,113
Taxes, insurance and lease expense	1,267	159,600	20,516	(97,117)	84,266
Corporate expenses	427	16,743	12,415	—	29,585
Depreciation and amortization	2,717	55,832	57,270	—	115,819
Other expenses	178	12,330	5,444	—	17,952
Total operating expenses	4,589	850,618	95,645	(97,117)	853,735
Operating income	(402)	70,506	(2,252)	—	67,852
Interest expense, net	(71,024)	6	(19,677)	—	(90,695)
Debt extinguishment	(3,823)	—	(947)	—	(4,770)
Gain on sale of investment in unconsolidated entities, net	30,176	—	—	—	30,176
Gain from remeasurement of unconsolidated entities, net	20,737	—	—	—	20,737
Other gains, net	—	100	—	—	100
Income before equity in income from unconsolidated entities	(24,336)	70,612	(22,876)	—	23,400
Equity in income from consolidated entities	113,267	—	—	(113,267)	—
Equity in income from unconsolidated entities	4,682	374	(46)	—	5,010
Income from continuing operations before income tax expense	93,613	70,986	(22,922)	(113,267)	28,410
Income tax expense	(134)	(526)	—	—	(660)
Income from continuing operations	93,479	70,460	(22,922)	(113,267)	27,750
Loss from discontinued operations	—	(146)	(214)	—	(360)
Income before gain on sale of hotels	93,479	70,314	(23,136)	(113,267)	27,390
Gain on sale of hotels, net	(1,243)	(244)	68,249	—	66,762
Net income	92,236	70,070	45,113	(113,267)	94,152
Income attributable to noncontrolling interests	—	339	(1,036)	—	(697)
Preferred distributions - consolidated joint venture	—	—	(1,219)	—	(1,219)
Net income attributable to FelCor LP	92,236	70,409	42,858	(113,267)	92,236
Preferred distributions	(38,712)	—	—	—	(38,712)
Net income attributable to FelCor LP common unitholders	$53,524	$70,409	$42,858	$(113,267)	$53,524

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income and comprehensive income	$3,405	$59,185	$11,143	$(69,540)	$4,193
Comprehensive loss attributable to noncontrolling interests	—	520	153	—	673
Preferred distributions - consolidated joint venture	—	—	(1,461)	—	(1,461)
Comprehensive income attributable to FelCor LP	$3,405	$59,705	$9,835	$(69,540)	$3,405

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

For the Year Ended December 31, 2015

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net loss and comprehensive loss	$(9,059)	$55,273	$23,595	$(73,274)	$(3,465)
Comprehensive income attributable to noncontrolling interests	—	769	(4,926)	—	(4,157)
Preferred distributions - consolidated joint venture	—	—	(1,437)	—	(1,437)
Comprehensive loss attributable to FelCor LP	$(9,059)	$56,042	$17,232	$(73,274)	$(9,059)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.                               FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2014

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Net income	$92,236	$70,070	$45,113	$(113,267)	$94,152
Foreign currency translation adjustment	(490)	—	(490)	490	(490)
Reclassification of foreign currency translation to gain	(24,553)	—	(24,553)	24,553	(24,553)
Comprehensive income	67,193	70,070	20,070	(88,224)	69,109
Comprehensive income attributable to noncontrolling interests	—	339	(1,036)	—	(697)
Preferred distributions - consolidated joint venture	—	—	(1,219)	—	(1,219)
Comprehensive income attributable to FelCor LP	$67,193	$70,409	$17,815	$(88,224)	$67,193

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating activities:
Cash flows from operating activities	$(65,416)	$115,577	$84,759	$—	$134,920
Investing activities:
Acquisition of land	—	—	(8,226)	—	(8,226)
Improvements and additions to hotels	(11)	(31,309)	(42,944)	—	(74,264)
Net proceeds from asset dispositions	(1,433)	102,726	(323)	—	100,970
Insurance proceeds	—	—	341	—	341
Change in restricted cash	—	(992)	(797)	—	(1,789)
Distributions from unconsolidated entities	1,586	—	—	—	1,586
Intercompany financing	149,667	—	—	(149,667)	—
Cash flows from investing activities	149,809	70,425	(51,949)	(149,667)	18,618
Financing activities:
Proceeds from borrowings	—	—	85,000	—	85,000
Repayment of borrowings	—	—	(158,662)	—	(158,662)
Payment of deferred financing costs	—	—	(12)	—	(12)
Distributions paid to noncontrolling interests	—	(14)	(2)	—	(16)
Contributions from noncontrolling interests	—	397	239	—	636
Net proceeds from issuance of preferred equity-consolidated joint venture	—	—	597	—	597
Repurchase of common stock	(30,462)	—	—	—	(30,462)
Distributions paid to preferred unitholders	(25,115)	—	—	—	(25,115)
Distributions paid to common unitholders	(33,606)	—	—	—	(33,606)
Intercompany financing	—	(191,117)	41,450	149,667	—
Other	(2,897)	—	(1,461)	—	(4,358)
Cash flows used in financing activities	(92,080)	(190,734)	(32,851)	149,667	(165,998)
Effect of exchange rate changes on cash	—	—	(9)	—	(9)
Change in cash and cash equivalents	(7,687)	(4,732)	(50)	—	(12,469)
Cash and cash equivalents at beginning of period	21,219	33,873	4,694	—	59,786
Cash and cash equivalents at end of period	$13,532	$29,141	$4,644	$—	$47,317

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2015

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating activities:
Cash flows from operating activities	$(54,129)	$123,302	$77,490	$—	$146,663
Investing activities:
Improvements and additions to hotels	242	(42,039)	(6,639)	—	(48,436)
Hotel development	—	—	(33,525)	—	(33,525)
Net proceeds from asset dispositions	(569)	(669)	189,187	—	187,949
Insurance proceeds	274	—	203	—	477
Distributions from unconsolidated entities	6,517	800	—	—	7,317
Contributions to unconsolidated entities	(15)	—	—	—	(15)
Change in restricted cash - investing	—	(3,243)	6,037	—	2,794
Intercompany financing	184,776	—	—	(184,776)	—
Cash flows from investing activities	191,225	(45,151)	155,263	(184,776)	116,561
Financing activities:
Proceeds from borrowings	475,000	—	550,438	—	1,025,438
Repayment of borrowings	(545,453)	—	(658,356)	—	(1,203,809)
Payment of deferred financing costs	(8,505)	—	(6,447)	—	(14,952)
Distributions paid to noncontrolling interests	—	(444)	(17,151)	—	(17,595)
Contributions from noncontrolling interests	—	548	2,261	—	2,809
Redemption of preferred units	(169,986)	—	—	—	(169,986)
Repurchase of common stock	(14,362)	—	—	—	(14,362)
Net proceeds from issuance of preferred equity-consolidated joint venture	—	—	1,744	—	1,744
Distributions paid to preferred unitholders	(32,404)	—	—	—	(32,404)
Distributions paid to common unitholders	(22,385)	—	—	—	(22,385)
Net proceeds from common unit issuance	198,648	—	—	—	198,648
Intercompany financing	—	(76,697)	(108,079)	184,776	—
Other	(2,147)	—	(1,431)	—	(3,578)
Cash flows used in financing activities	(121,594)	(76,593)	(237,021)	184,776	(250,432)
Effect of exchange rate changes on cash	—	—	(153)	—	(153)
Change in cash and cash equivalents	15,502	1,558	(4,421)	—	12,639
Cash and cash equivalents at beginning of period	5,717	32,315	9,115	—	47,147
Cash and cash equivalents at end of period	$21,219	$33,873	$4,694	$—	$59,786

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25. FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2014

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating activities:
Cash flows from operating activities	$(62,837)	$130,359	$40,362	$—	$107,884
Investing activities:
Improvements and additions to hotels	(135)	(46,765)	(36,764)	—	(83,664)
Hotel development	—	—	(86,565)	—	(86,565)
Net proceeds from asset dispositions	6,488	(55)	157,185	—	163,618
Proceeds from unconsolidated joint venture transaction	3,154	—	878	—	4,032
Change in restricted cash - investing	—	(3,571)	60,302	—	56,731
Insurance proceeds	—	—	521	—	521
Distributions from unconsolidated entities	7,472	5,356	—	—	12,828
Contributions to unconsolidated entities	(7)	—	—	—	(7)
Intercompany financing	334,905	—	—	(334,905)	—
Cash flows from investing activities	351,877	(45,035)	95,557	(334,905)	67,494
Financing activities:
Proceeds from borrowings	—	—	473,062	—	473,062
Repayment of borrowings	(236,745)	—	(386,361)	—	(623,106)
Payment of deferred financing costs	(4)	—	(3,211)	—	(3,215)
Acquisition of noncontrolling interests	—	—	(5,850)	—	(5,850)
Net proceeds from issuance of preferred equity-consolidated joint venture	—	—	41,442	—	41,442
Distributions paid to preferred unitholders	(38,712)	—	—	—	(38,712)
Distributions paid to common unitholders	(9,981)	—	—	—	(9,981)
Distributions paid to noncontrolling interests	—	(850)	(8,746)	—	(9,596)
Contributions from noncontrolling interests	—	1,265	5,110	—	6,375
Intercompany financing	—	(86,470)	(248,435)	334,905	—
Other	(3,108)	—	(1,102)	—	(4,210)
Cash flows used in financing activities	(288,550)	(86,055)	(134,091)	334,905	(173,791)
Effect of exchange rate changes on cash	—	(71)	(14)	—	(85)
Change in cash and cash equivalents	490	(802)	1,814	—	1,502
Cash and cash equivalents at beginning of period	5,227	33,117	7,301	—	45,645
Cash and cash equivalents at end of period	$5,717	$32,315	$9,115	$—	$47,147

FELCOR LODGING TRUST INCORPORATED and FELCOR LODGING LIMITED PARTNERSHIP

Schedule III - Real Estate and Accumulated Depreciation

as of December 31, 2016

(in thousands)

		Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Amounts at Which Carried at Close of Period			Accumulated Depreciation			Life Upon Which Depreciation
Location	Encumbrances	Land	Building and Improvements	Land	Building and Improvements	Land	Building and Improvements	Total	Buildings & Improvements	Year Opened	Date Acquired	is Computed(*)
Birmingham, AL (a)	$22,760	$2,843	$29,286	$—	$4,759	$2,843	$34,045	$36,888	$17,433	1987	1/3/1996	15 - 40 Yrs
Phoenix - Biltmore, AZ (a)	—	4,694	38,998	—	4,981	4,694	43,979	48,673	22,385	1985	1/3/1996	15 - 40 Yrs
Los Angeles - International Airport - South, CA (a)	14,089	2,660	17,997	—	6,609	2,660	24,606	27,266	11,787	1985	3/27/1996	15 - 40 Yrs
Milpitas - Silicon Valley, CA (a)	(k)	4,021	23,677	—	4,928	4,021	28,605	32,626	14,440	1987	1/3/1996	15 - 40 Yrs
Napa Valley, CA (a)	26,639	2,218	14,205	—	6,933	2,218	21,138	23,356	9,791	1985	5/8/1996	15 - 40 Yrs
Oxnard - Mandalay Beach - Hotel & Resort, CA (a)	—	2,930	22,125	—	11,473	2,930	33,598	36,528	16,466	1986	5/8/1996	15 - 40 Yrs
San Diego Bayside, CA (j)	—	(l)	68,229	—	13,535	—	81,764	81,764	49,340	1965	7/28/1998	15 - 40 Yrs
San Francisco - Airport/Waterfront, CA (a)	—	(m)	39,929	—	8,556	—	48,485	48,485	23,213	1986	11/6/1995	15 - 40 Yrs
San Francisco - Airport/South San Francisco, CA (a)	(k)	3,418	31,737	—	5,805	3,418	37,542	40,960	18,967	1988	1/3/1996	15 - 40 Yrs
San Francisco - Fisherman’s Wharf, CA (e)	—	(n)	61,883	—	18,681	—	80,564	80,564	40,629	1970	7/28/1998	15 - 40 Yrs
San Francisco -Union Square, CA (f)	28,881	8,466	73,684	(434)	54,504	8,032	128,188	136,220	54,995	1970	7/28/1998	15 - 40 Yrs
Santa Monica Beach - at the Pier, CA (j)	9,746	10,200	16,580	—	1,917	10,200	18,497	28,697	5,697	1967	3/11/2004	15 - 40 Yrs
Deerfield Beach - Resort & Spa, FL (a)	30,184	4,523	29,443	68	7,357	4,591	36,800	41,391	18,715	1987	1/3/1996	15 - 40 Yrs
Ft. Lauderdale - 17th Street, FL (a)	34,117	5,329	47,850	(163)	7,700	5,166	55,550	60,716	28,498	1986	1/3/1996	15 - 40 Yrs
Miami - International Airport, FL (a)	—	4,135	24,950	—	7,441	4,135	32,391	36,526	16,470	1983	1/3/1996	15 - 40 Yrs
Orlando - International Drive South/Convention, FL (a)	(k)	1,632	13,870	—	5,876	1,632	19,746	21,378	9,879	1985	7/28/1994	15 - 40 Yrs
Orlando - Walt Disney World Resort, FL (c)	—	(o)	28,092	—	3,978	—	32,070	32,070	22,536	1987	7/28/1997	15 - 40 Yrs
St. Petersburg - Vinoy Resort & Golf Club, FL (d)	20,528	(p)	100,823	—	11,687	—	112,510	112,510	27,440	1925	12/16/2007	15 - 40 Yrs

FELCOR LODGING TRUST INCORPORATED and FELCOR LODGING LIMITED PARTNERSHIP

Schedule III - Real Estate and Accumulated Depreciation - (continued)

as of December 31, 2016

(in thousands)

		Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Amounts at Which Carried at Close of Period			Accumulated Depreciation			Life Upon Which Depreciation
Location	Encumbrances	Land	Building and Improvements	Land	Building and Improvements	Land	Building and Improvements	Total	Buildings & Improvements	Year Opened	Date Acquired	is Computed(*)
Atlanta - Buckhead, GA (a)	(k)	7,303	38,996	(300)	4,722	7,003	43,718	50,721	21,363	1988	10/17/1996	15 - 40 Yrs
New Orleans - French Quarter, LA (j)	—	(q)	50,732	—	11,671	—	62,403	62,403	26,187	1969	7/28/1998	15 - 40 Yrs
Boston - at Beacon Hill, MA (j)	—	(r)	45,192	—	6,622	—	51,814	51,814	33,114	1968	7/28/1998	15 - 40 Yrs
Boston - Copley Plaza, MA (h)	24,014	27,600	62,500	—	15,086	27,600	77,586	105,186	12,863	1912	8/18/2010	15 - 40 Yrs
Boston - Marlborough, MA (a)	(k)	948	8,143	761	16,399	1,709	24,542	26,251	11,719	1988	6/30/1995	15 - 40 Yrs
Minneapolis - Airport, MN (a)	36,594	5,417	36,508	24	3,205	5,441	39,713	45,154	20,539	1986	11/6/1995	15 - 40 Yrs
New York - Morgans (i)	—	16,200	29,872	—	2,916	16,200	32,788	48,988	4,349	1984	5/23/2011	15 - 40 Yrs
New York - Royalton (i)	—	32,500	48,423	—	3,839	32,500	52,262	84,762	7,327	1988	5/23/2011	15 - 40 Yrs
New York - The Knickerbocker(u)	85,000	85,400	213,941	—	1,741	85,400	215,682	301,082	8,463	2015	12/6/2011	15 - 40 Yrs
Philadelphia - Historic District, PA (j)	—	3,164	27,535	7	7,741	3,171	35,276	38,447	15,871	1972	7/28/1998	15 - 40 Yrs
Philadelphia - Society Hill, PA (b)	(k)	4,542	45,121	—	10,553	4,542	55,674	60,216	26,430	1986	10/1/1997	15 - 40 Yrs
Pittsburgh - at University Center (Oakland), PA (j)	—	(s)	25,031	—	3,265	—	28,296	28,296	12,828	1988	11/1/1998	15 - 40 Yrs
Charleston - Mills House, SC (j)	12,352	3,251	28,295	7	8,666	3,258	36,961	40,219	15,910	1982	7/28/1998	15 - 40 Yrs
Myrtle Beach - Oceanfront Resort, SC (a)	—	2,940	24,988	—	13,268	2,940	38,256	41,196	16,875	1987	12/5/1996	15 - 40 Yrs
Myrtle Beach Resort (g)	(k)	9,000	19,844	6	32,688	9,006	52,532	61,538	20,435	1974	7/23/2002	15 - 40 Yrs
Austin, TX (c)	9,389	2,508	21,908	—	5,067	2,508	26,975	29,483	13,118	1987	3/20/1997	15 - 40 Yrs
Dallas - Love Field, TX (a)	(k)	1,934	16,674	—	6,751	1,934	23,425	25,359	11,328	1986	3/29/1995	15 - 40 Yrs
Houston - Medical Center, TX (j)	—	(t)	22,027	8,226	6,914	8,226	28,941	37,167	12,468	1984	7/28/1998	15 - 40 Yrs
Burlington Hotel & Conference Center, VT (b)	(k)	3,136	27,283	(2)	8,297	3,134	35,580	38,714	15,335	1967	12/4/1997	15 - 40 Yrs
Total hotels	$354,293	$262,912	$1,476,371	$8,200	$356,131	$271,112	$1,832,502	$2,103,614	$715,203
Other properties (less than 5% of total)	$—	$550	$3,686	$—	$267	$550	$3,953	$4,503	$1,173
Total	$354,293	$263,462	$1,480,057	$8,200	$356,398	$271,662	$1,836,455	$2,108,117	$716,376

FELCOR LODGING TRUST INCORPORATED AND

FELCOR LODGING LIMITED PARTNERSHIP

Schedule III - Real Estate and Accumulated Depreciation - (continued)

as of December 31, 2016

(in thousands)

(a) Embassy Suites Hotel

(b) Sheraton

(c) DoubleTree by Hilton

(d) Renaissance

(e) Holiday Inn

(f) Marriott

(g) Hilton

(h) Fairmont

(i) Morgans Hotel Group

(j) Wyndham

(k) This hotel is mortgaged to secure repayment of our 5.625% senior notes due in 2023.

(l) This hotel is subject to a ground lease which expires October 2029.*

(m) This hotel is subject to a ground lease which expires April 2059.*

(n) This hotel is subject to ground leases which expire October 2018.*

(o) This hotel is subject to a ground lease which expires March 2032.*

(p) This hotel is subject to ground leases, including the golf course, which expire February 2090 and a lease on the marina which expires September 2088.*

(q) This hotel is subject to a ground lease which expires October 2065.*

(r) This hotel is subject to a ground lease which expires November 2028.*

(s) This hotel is subject to a ground lease which expires October 2038.*

(t) We previously leased the land for this property. In the third quarter of 2016, we acquired the land for $8.2 million (including closing costs).

(u) Development on this hotel was completed in 2015.

* For those hotels subject to ground leases, depreciation expense is based on the shorter of the lease term or estimated useful life of the assets.

FELCOR LODGING TRUST INCORPORATED AND

FELCOR LODGING LIMITED PARTNERSHIP

Schedule III - Real Estate and Accumulated Depreciation - (continued)

as of December 31, 2016

(in thousands)

	Year ended December 31,
	2016	2015	2014
Reconciliation of Land and Buildings and Improvements:
Balance at beginning of period	$2,229,492	$2,062,289	$2,175,100
Additions during period:
Completed hotel development	—	299,341	—
Acquisitions from joint venture transaction	—	—	108,901
Purchase of land	8,226	—	—
Improvements	20,973	15,324	21,167
Deductions during period:
Disposition of properties and other	(150,574)	(147,462)	(242,879)
Balance at end of period before impairment charges	2,108,117	2,229,492	2,062,289
Cumulative impairment charges on real estate assets owned at end of period	(75,227)	(76,008)	(65,277)
Balance at end of period	$2,032,890	$2,153,484	$1,997,012
Reconciliation of Accumulated Depreciation
Balance at beginning of period	$697,386	$661,758	$698,146
Additions during period:
Depreciation for the period	57,044	57,022	56,564
Deductions during period:
Disposition of properties and other	(38,054)	(21,394)	(92,952)
Balance at end of period	$716,376	$697,386	$661,758

The aggregate cost of real estate for federal income tax purposes is approximately $2.0 billion at December 31, 2016.